As filed with the Securities and Exchange Commission on March 13, 2007
                         Registration Number 333-131326

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1
                                       to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  WARP 9, INC.
                   (FORMERLY KNOWN AS ROAMING MESSENGER, INC.)
                 (Name of Small Business Issuer in its Charter)

        Nevada                            7372                 30-0050402
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                    50 Castilian Dr. Suite 101, Santa Barbara
                                California 93117
                                 (805) 964-3313
          (Address and telephone number of principal executive offices)

                                 Louie Ucciferri
                                    Chairman
                                  Warp 9, Inc.
                    50 Castilian Dr. Suite 101, Santa Barbara
                                California 93117
                                 (805) 964-3313
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Louis A. Brilleman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                                 (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement. If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.


                                EXPLANATORY NOTE

On April 8, 2006, the Securities and Exchange declared effective the registration statement on SB-2 (the "Registration Statement") filed by Warp 9, Inc. (known at the time as Roaming Messenger, Inc., the "Company"). The Company is filing this post effective amendment to the Registration Statement for the purpose of updating its financial and other disclosures. The 59,244,267 shares included in this post effective amendment is lower than the number of shares included in the Registration Statement as a result of sales of shares by the selling securityholder.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                  SUBJECT TO COMPLETION, DATED MARCH 13, 2007

                                  WARP 9, INC.

                        59,244,733 SHARES OF COMMON STOCK

This prospectus relates to the resale by the selling stockholder of up to 59,244,733 shares of our common stock consisting of (i) 49,744,733 shares of common stock issuable upon conversion of convertible debentures at a price per share equal to the lower of (A) $0.15 or (B) 80% of the lowest volume weighted average price of the Common Stock during the five trading days immediately preceding the conversion date, (ii) 1,500,000 shares of common stock issuable upon exercise of warrants at $0.08 per share, (iii) 4,000,000 shares of common stock issuable upon exercise of warrants at $0.10 per share, and (iv) 4,000,000 shares of common stock issuable upon exercise of warrants at $0.12 per share. The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the cash exercise, if any, of warrants to purchase 9,500,000 shares of our common stock. All costs associated with this registration will be borne by us.

Our common stock currently trades on the Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol "WNYN.OB."

On March 8, 2007, the last reported sale price for our common stock on the OTC Bulletin Board was $0.01 per share.

The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Roaming Messenger, Inc. with the Securities and Exchange Commission. The selling stockholder may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is March 13, 2007

                                TABLE OF CONTENTS

                                                                            Page

Prospectus Summary..........................................................   1
Risk Factors................................................................   3
Forward Looking Statements..................................................   9
Use of Proceeds.............................................................  10
Management's Discussion and Analysis or Plan of Operation...................  10
Business....................................................................  15
Description of Property.....................................................  22
Legal Proceedings...........................................................  22
Directors and Executive Officers............................................  22
Executive Compensation......................................................  23
Security Ownership of Certain Beneficial Owners
and Management..............................................................  26
Market for Common Equity and Related
Stockholder Matters.........................................................  27
Selling Shareholder.........................................................  28
Certain Relationships and Related Transactions..............................  29
Description of Securities...................................................  29
Plan of Distribution........................................................  30
Legal Matters...............................................................  33
Experts.....................................................................  33
Where You Can Find More Information.........................................  33
Disclosure of Commission Position on Indemnification
for Securities Act Liabilities..............................................  33
Index to Consolidated Financial Statements.................................. F-1


You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. Roaming Messenger, Inc. is referred to throughout this prospectus as "Roaming Messenger," "we" or "us."

GENERAL

We are a provider of e-commerce software platforms and services for the catalog and retail industry. Our suite of software platforms is designed to help online retailers maximize the Internet channel by using advanced technologies for online catalogs, e-mail marketing campaigns, and interactive visual merchandising. Offered on an outsourced and fully managed Software-as-a-Service ("Saas") model, our products allow customers to focus on their core business, rather than technical implementations. We also offer professional services to our clients which include online catalog design, merchandizing and optimization, order management, e-mail marketing campaign development, integration to third party payment processing and fulfillment systems, analytics, custom reporting and strategic consultation.

Our products and services allow our clients to focus on promoting and marketing their brand, product line and website while leveraging the investments we have made in technology and infrastructure to operate a dynamic online catalog.

We charge our customers a monthly fee for using our e-commerce software based on a Software-as-a-Service model. Unlike traditional software companies that sell software on a perpetual license where quarterly and annual revenues are quite difficult to predict, our SaaS model spreads the collection of contracts over several quarters or years and makes our revenues more predictable for a longer period of time.

We also licensed our Roaming Messenger mobile messaging technology, on an exclusive basis to one licensee in September 2006, from which we are entitled to receive royalty revenues.

We have generated only minimal revenues from the licensing of Roaming Messenger technology, and earned minimal revenues from that technology when we operated the business before the exclusive license. To date, almost all of our revenues have been generated from Warp 9 e-commerce products and services.

For the year ended June 30, 2006, we generated revenues of $1,757,685 and incurred a consolidated net loss of $2,164,352. For the six-month period ending December 31, 2006, we generated revenue of $1,336,430 and incurred a consolidated net loss of $247,830. As a result of recurring losses from operations, a working capital deficit and accumulated deficit, our auditors, in their report dated September 27, 2006, have expressed substantial doubt about our ability to continue as a going concern.

Our principal executive office is located at 50 Castilian Drive, Suite 101, Santa Barbara, California 93117 and our telephone number is (805) 964-3313.

                                  This Offering

Shares offered by Selling
Stockholders.....................   Up to 59,244,733, consisting of 49,744,733
                                    shares issuable upon conversion of
                                    convertible debentures and 9,500,000 shares issuable upon conversion of warrants.


Common Stock to be outstanding
after the offering...............   287,031,266 *


Use of Proceeds..................   We will not receive any proceeds from the
                                    sale of the common stock hereunder.

Risk Factors.....................   The purchase of our common stock involves a
                                    high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 4

OTC Bulletin Board
Trading Symbol...................   WNYN.OB


* The above information regarding common stock to be outstanding after the offering is based on 227,786,533 shares of common stock outstanding as of February 13, 2007.

                                  RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. The risk factors described below are not the only ones that may affect us. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

RISKS RELATED TO OUR BUSINESS

We have a history of losses, expect continuing losses and may never achieve Profitability.

For the years ended June 30, 2006 and 2005, we generated revenues of $1,757,685 and $1,184,212, respectively, and incurred consolidated net losses of $2,164,352 and $2,479,100, respectively. For the six-month period ending December 31, 2006, we generated revenue of $1,336,430 and incurred a consolidated net loss of $247,830. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether our product will achieve market acceptance. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us. These matters raise substantial doubt about our ability to continue as a going concern.

Our auditors have included a going concern modification in their opinion.

Our auditors have modified their opinion to our financial statements because of concerns about our ability to continue as a going concern. These concerns arise from the fact that we have not yet established an ongoing source of revenues sufficient to cover our operating costs and that we must raise additional capital in order to continue to operate our business. If we are unable to continue as a going concern, you could lose your entire investment in us.

We may need to raise additional capital, which may not be available on acceptable terms or at all.

From December 2005 through April 2006 we received an aggregate of $1,200,000 in debt financing from Cornell Capital Partners LP. In the future, we may be required to raise additional funds, particularly if we exhaust the funds advanced under that agreement, are unable to generate positive cash flow as a result of our operations and are required to repay the convertible debentures as a result of Cornell Capital's failure to convert the debentures into common stock. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our success is dependent upon increasing acceptance of wireless access to the Internet in the United States.

Our services are primarily wireless web based. Therefore, our success is linked directly to the extent to which users of the Internet in the United States accept wireless web based technology as a viable means of communication and increase their use and reliance upon wireless access to the Internet. Currently, wireless web based technology has limited application and the demand for wireless access is minimal, and if such demand does not increase, or, if such demand increases at a pace slower than projected, then our financial condition and results of operations will be materially and adversely affected.

We do not maintain theft or casualty insurance, and only maintain modest liability and property insurance coverage and therefore we could incur losses as a result of an uninsured loss.

We do not maintain theft or casualty insurance and we have modest liability and property insurance coverage, along with workmen's compensation and related insurance. We cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. Any such insured loss or liability could have a material adverse affect on our results of operations.

If we lose key employees and consultants or are unable to attract or retain qualified personnel, our business could suffer.

Our success is highly dependent on our ability to attract and retain qualified engineering and management personnel. Since we are a small company, we are highly dependent on our management and key employees. We do not have any material employment agreements with any members of management or employees. Accordingly, there can be no assurance that they will remain associated with us. If we were to lose members of management or key employees, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies.

If we are unable to protect our intellectual property effectively, we may be unable to prevent third parties from using our technologies, which would impair our competitive advantage.

We have not yet been granted patents for our technology and we cannot assure you that any of our currently pending or future patent applications will result in issued patents, or that any patents issued to us will not be challenged, invalidated or held unenforceable. We cannot guarantee you that we will be successful in defending challenges made in connection with our patent applications. We rely on trade secret protection, and other contractual restrictions to protect our proprietary technologies, all of which provide limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. If we fail to protect our intellectual property, we will be unable to prevent third parties from using our technologies and they will be able to compete more effectively against us.

We cannot guarantee you that any patents issued to us will be broad enough to provide any meaningful protection nor can we assure you that one of our competitors may not develop more effective technologies, designs or methods without infringing our intellectual property rights or that one of our competitors might not design around our proprietary technologies.

If we are not able to protect our proprietary technology, trade secrets and know-how, our competitors may use our inventions to develop competing products. We have applied for certain patents relating to our technology. However, these patents may not be issued, or if issued, may not protect us against our competitors, and patent litigation is very expensive. We may not have sufficient cash available to pursue any patent litigation to its conclusion.

We cannot rely solely on our current patents to be successful. The standards that the U.S. Patent and Trademark Office and foreign patent offices use to grant patents, and the standards that U.S. and foreign courts use to interpret patents, are not the same and are not always applied predictably or uniformly and can change, particularly as new technologies develop. As such, the degree of patent protection obtained in the U.S. may differ substantially from that obtained in various foreign countries. In some instances, patents have issued in the U.S. while substantially less or no protection has been obtained in Europe or other countries.

We cannot be certain of the level of protection, if any, that will be provided by our patents, if issued. If we attempt to enforce them and they are challenged in court where our competitors may raise defenses such as invalidity, unenforceability or possession of a valid license. In addition, the type and extent of any patent claims that may be issued to us in the future are uncertain. Any patents which are issued may not contain claims that will permit us to stop competitors from using similar technology.

We are subject to competition from other companies, some of which have greater financial resources, brand recognition, management experience than we do.

The e-commerce and online retailing industry is a growing and maturing industry characterized with intense competition. We will be subject to competition from other companies, many of which have greater financial resources, greater name recognition, more management experience, and longer operating histories than we have. There is no assurance that we will be able to compete successfully or profitably in the mobile data technology business.

We may not be able to respond to the rapid technological change of the e-commerce industry.

E-commerce and online retailing technologies are evolving technologies. Our future success is dependent upon our ability to adapt rapidly to changes in e-commerce and web based technology. To do so, we must continually improve the performance, features and reliability of our technology and products. If we fail to maintain a competitive level of technological expertise, it would have a material adverse effect on our business, results of operations, and financial condition. In addition, the widespread adoption of e-commerce and the internet for conduction business transactions could require substantial expenditures by us to modify or adapt our services or infrastructure to compete effectively, which could have a material adverse effect on our business, results of operations, and financial condition.

We may be subject to Internet regulation.

Currently there are few laws or regulations that specifically regulate communications or commerce on the Internet. Laws and regulations may be adopted in the future that address issues such as user privacy, pricing, and the characteristics and quality of products and services. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online services providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. Any imposition of access fees could increase the cost of transmitting data over the Internet. Moreover, it may take years to determine the extent to which existing laws relating to issues such as property ownership, libel and personal privacy are applicable to the Internet. Any new laws or regulations relating to the Internet, or to mobile data technology, could materially adversely affect our business and results of operations.

We are reliant upon third parties to assist in the operation and maintenance of our network infrastructure.

We rely on third parties to assist in operating and maintaining our network infrastructure. If these systems fail, user traffic could be disrupted or delayed, which could impair our business and damage our reputation. Fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events could damage these systems and cause interruptions in our services. Computer viruses, electronic break-ins or other similar disruptive problems could result in reductions or termination of our services by our customers or otherwise adversely affect our business. We do not have any backup systems or a formal disaster recovery plan. Our Web site must be able to accommodate a high volume of traffic and deliver frequently updated information.

We are dependent upon the operations of the Internet and our Web site for our business.

Since ours is a web based service, our customers depend on Internet service providers, online service providers and other Web site operators for access to our Web site. If our Web site experiences slower response times or decreased traffic for a variety of reasons, it could have an adverse affect on our business and results of operations especially as compared to other services that rely on other communication media as well. Any outages, delays or other Internet difficulties due to system failures unrelated to our systems could have an adverse affect on our business and reputation. The Internet network infrastructure may not be able to support continued growth, which could adversely affect our business.

Unknown software defects could disrupt our services and harm our business and reputation.

Our software products are inherently complex. Additionally, our product and service offerings depend on complex software, both internally developed and licensed from third parties. Complex software often contains defects or errors in translation, particularly when first introduced or when new versions are released or localized for international markets. We may not discover software defects in our products or that affect new or current services or enhancements until after they are deployed. Despite testing, it is possible that defects may occur in the software. These defects could cause service interruptions, which could damage our reputation or increase service costs, cause us to lose revenue, delay market acceptance or divert development resources.

If our system security is breached, our reputation could suffer and our revenues could decline.

A fundamental requirement for online communications is the secure transmission of confidential information over public networks. As a young company, we have limited experience protecting ourselves against security breaches and may be more vulnerable in that respect than other more mature entities. Therefore, third parties may attempt to breach our security or that of our customers. If these attempts are successful, customers' confidential information, including customers' profiles, passwords, financial account information, credit card numbers or other personal information could be breached. We may be liable to our customers for any breach in security and a breach could harm our ability to market and sell our services. We rely on encryption technology licensed from third parties. Our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays or loss of data. We may be required to expend significant capital and other resources to license encryption technology and additional technologies to protect against security breaches or to alleviate problems caused by any breach. Failure to prevent security breaches may make it difficult to retain and attract customers and cause us to spend additional resources that could cause our operating results to decline.

RISKS RELATING TO OUR CONVERTIBLE DEBENTURES:

There are a large number of shares underlying our convertible notes and warrants that are being registered in this prospectus and the sale of these shares may depress the market price of our common stock.

As of February 13, 2007, we had 227,786,533 shares of common stock issued and outstanding. In connection with the financing arrangements that we entered into in December 2005, we also have outstanding secured convertible debentures or an obligation to issue callable secured convertible notes that may be converted into an estimated 59,000,000 shares of common stock at current market prices, and outstanding warrants or an obligation to issue warrants to purchase 9,500,000 shares of common stock.

On February 21, 2007, the closing bid price of our common stock was $.012. The debentures issued in December 2005 are convertible at the lower of $0.15 or 80% of the lowest volume weighted average price of our common stock during the five trading days immediately preceding the conversion. Therefore, the number of shares of common stock issuable upon conversion of the secured convertible debentures may increase if the market price of our stock declines. Upon effectiveness of the registration statement of which this prospectus forms a part, all of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The variable price feature of our convertible debentures could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders. The number of shares we will be required to issue upon conversion of the debentures will increase if the market price of our stock decreases. This will cause dilution to our existing stockholders.

As of February 13, 2007, Cornell had converted approximately $295,000 of the total of $1,200,000 issued initially. The following is an example of the amount of shares of our common stock issuable upon conversion of the entire remaining $905,000 in convertible debentures, based on market prices assumed to be 25%, 50% and 75% below the closing price on February 21, 2007 of $0.012:

 ------------------------------------------------------------------------------------------
 % BELOW MARKET      PRICE PER SHARE   WITH 20% DISCOUNT    NUMBER OF SHARES     PERCENTAGE
 ------------------------------------------------------------------------------------------
 25%                 $0.009            $0.0072              125,694,444           35.6%
 ------------------------------------------------------------------------------------------
 50%                 $0.006            $0.0048              188,541,666           45.3%
 ------------------------------------------------------------------------------------------
 75%                 $0.003            $0.0024              377,083,333           62.3%
 ------------------------------------------------------------------------------------------

* Based upon 227,786,533 shares of common stock outstanding as of February 13, 2007.

The lower the stock price, the greater the number of shares issuable under the convertible debentures

The number of shares issuable upon conversion of the debentures is determined by the market price of our common stock prevailing at the time of each conversion. The lower the market price, the greater the number of shares issuable under the debentures. Upon issuance of the shares, to the extent that holders of those shares will attempt to sell the shares into the market, these sales may further reduce the market price of our common stock. This in turn will increase the number of shares issuable under the debentures. This may lead to an escalation of lower market prices and an increasing number of shares to be issued. A larger number of shares issuable at a discount to a continuously declining stock price will expose our shareholders to greater dilution and a reduction of the value of their investment.

A lower stock price will provide an incentive to Cornell to sell additional shares into the market.

The number of shares that Cornell will receive under the convertible debentures is determined by the market price of our common stock prevailing at the time of each conversion. The lower the market price, the greater the number of shares issuable under the debentures. As a result, Cornell will have an incentive to sell as large a number of shares as possible to obtain a lower conversion price. This will lead to greater dilution of exiting shareholders and a reduction of the value of their investment.

The issuance of our stock upon conversion of the debentures could encourage short sales by third parties, which could contribute to the future decline of our stock price and materially dilute existing stockholders' equity and voting rights.

The debentures have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock, which presents an opportunity to short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock that is issuable upon conversion of the debentures will increase, which will materially dilute existing stockholders' equity and voting rights.

If we are required for any reason to repay our outstanding secured convertible debentures, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the secured convertible debentures, if required, could result in legal action against us, which could require the sale of substantial assets.

From December 2005 through April 2006 we issued an aggregate of $1,200,000 principal amount of secured convertible debentures of which to date $295,000 has been converted. These debentures are due and payable, with interest, three years from their respective dates of issuance, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder could require the early repayment of the convertible debentures. We anticipate that the full amount of the convertible debentures will be converted into shares of our common stock, in accordance with the terms of these debentures. If we were required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

The large number of shares issuable upon conversion of the secured convertible debentures may result in a change of control

As there is no limit on the number of shares that may be issued upon conversion of the convertible debentures, these issuances may result in Cornell controlling us. It may be able to exert substantial influence over all matters submitted to a vote of the shareholders, including the election and removal of directors, amendments to our articles of incorporation and by-laws, and the approval of a merger, consolidation or sale of all or substantially all of our assets. In addition, this concentration of ownership could inhibit the management of our business and affairs and have the effect of delaying, deferring or preventing a change in control or impeding a merger, consolidation, takeover or other business combination which our shareholder, may view favorably.

The lower the stock price, the greater the number of shares issuable upon conversion of the convertible debentures.

The number of shares that Cornell will receive upon conversion of the convertible debentures is determined by the market price of our common stock prevailing at the time of each conversion. The lower the market price, the greater the number of shares issuable upon conversion. Upon issuance of the shares, to the extent that Cornell will attempt to sell the shares into the market, these sales may further reduce the market price of our common stock. This in turn will increase the number of shares issuable upon subsequent conversions. This may lead to an escalation of lower market prices and ever greater numbers of shares to be issued. A larger number of shares issuable at a discount to a continuously declining stock price will expose our shareholders to greater dilution and a reduction of the value of their investment.

The following risks relate principally to our common stock and its market value:

There is a limited market for our common stock.

Our common stock is quoted on the OTC Bulletin Board under the symbol "WNYN.OB." There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

         o technological innovations or new products and services by us or our competitors;

         o        additions or departures of key personnel;

         o        sales of our common stock

         o our ability to integrate operations, technology, products and services;

         o        our ability to execute our business plan;

         o        operating results below expectations;

         o        loss of any strategic relationship;

         o        industry developments;

         o        economic and other external factors; and

         o        period-to-period fluctuations in our financial results.

Because we have a limited operating history with limited revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our common stock may be deemed penny stock with a limited trading market.

Our common stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

                           FORWARD-LOOKING STATEMENTS

We and our representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict.

Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

         (a) volatility or decline of our stock price;

         (b) potential fluctuation in quarterly results;

         (c) our failure to earn revenues or profits;

         (d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

         (e) inadequate capital to continue business;

         (f) changes in demand for our products and services;

         (g) rapid and significant changes in markets;

         (h) litigation with or legal claims and allegations by outside parties;

         (i) insufficient revenues to cover operating costs.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholder. We will receive no proceeds from the sale of shares of common stock in this offering. However, we will receive proceeds from the cash exercise, if any, of the warrants owned by the selling stockholder. Assuming cash exercise of the warrants, we may receive up to approximately $1,000,000. We expect to use these funds for working capital purposes.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our condensed consolidated financial statements and notes to those statements. In addition to historical information, the following discussion and other parts of this quarterly report contain forward-looking information that involves risks and uncertainties.

OVERVIEW

We are a provider of e-commerce software platforms and services for the catalog and retail industry. Our suite of software platforms is designed to help online retailers maximize the Internet channel by using advanced technologies for online catalogs, e-mail marketing campaigns, and interactive visual merchandising. Offered on an outsourced and fully managed Software-as-a-Service ("SaaS") model, our products allow customers to focus on their core business, rather than technical implementations. We also offer professional services to our clients which include online catalog design, merchandizing and optimization, order management, e-mail marketing campaign development, integration to third party payment processing and fulfillment systems, analytics, custom reporting and strategic consultation.

Our products and services allow our clients to focus on promoting and marketing their brand, product line and website while leveraging the investments we have made in technology and infrastructure to operate a dynamic online catalog.

We charge our customers a monthly fee for using our e-commerce software based on a Software-as-a-Service model. These fees include fixed monthly charges, and variable fees based on the sales volume of our clients' e-commerce websites. Unlike traditional software companies that sell software on a perpetual license where quarterly and annual revenues are quite difficult to predict, our SaaS model spreads the collection of contract revenue over several quarters or years and makes our revenues more predictable for a longer period of time.

We also licensed our patented mobile messaging technology on an exclusive basis to one licensee, from which we expect to derive royalty revenues. We have generated only minimal revenues from the licensing of that technology to date. To date, almost all of our revenues are generated from Warp 9 e-commerce products and services.

The quarter ended December 31, 2006 was the highest revenue quarter in the history of the Company. The primary reasons for this revenue increase were: (i) increases in monthly fees due to higher sales volumes by our growing number of e-commerce clients and (ii) more professional services work from clients such as custom marketing campaigns, augmenting website functionality, and custom programming projects. One of the reasons for the increase in monthly fees is because our SaaS pricing model is based in part on the sales volume of our clients' e-commerce websites. Since online retailing revenues are the highest during the holiday shopping season, our revenues for the months of October through December are higher during that period.

The results of operation for the quarter ended December 31, 2006 are also the first complete quarter of financials which solely reflect the Warp 9 e-commerce products and services operation.

While the Warp 9 ICS (Internet Commerce System) is our flagship and highest revenue product, we have been developing new products based a proprietary virtual publishing technology that we have developed. These new products will allow for the creation of interactive web versions of paper catalogs and magazines where users can flip through pages with a mouse and click on products or advertisements. These magazines or catalogs will have built-in integration for e-commerce transactions through our ICS product and other transaction based activities. This means that when shoppers click on a product, they are taken to the e-commerce product page where they can add that product to their shopping cart for purchasing. Our beta customers have discovered that order sizes through virtual catalogs are higher than traditional e-commerce websites and resulting in increasing sales demand. We have been selling this solution on a limited basis as a programming service while we refine the product and technology. We believe there are many markets for our virtual catalog and magazine technology and we intend to aggressively market these new products in the near future.

CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management re-evaluates its estimates and judgments, particularly those related to the determination of the estimated recoverable amounts of trade accounts receivable, impairment of long-lived assets, revenue recognition and deferred tax assets. We believe the following critical accounting policies require more significant judgment and estimates used in the preparation of the financial statements.

We maintain an allowance for doubtful accounts for estimated losses that may arise if any of our customers are unable to make required payments. Management specifically analyzes the age of customer balances, historical bad debt experience, customer credit-worthiness, and changes in customer payment terms when making estimates of the uncollectability of our trade accounts receivable balances. If we determine that the financial conditions of any of our customers deteriorated, whether due to customer specific or general economic issues, increases in the allowance may be made. Accounts receivable are written off when all collection attempts have failed.

We follow the provisions of Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition in Financial Statements" for revenue recognition and SAB 104. Under Staff Accounting Bulletin 101, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable and (iv) collection is reasonably assured.

Income taxes are accounted for under the asset and liability method. Under this method, to the extent that we believe that the deferred tax asset is not likely to be recovered, a valuation allowance is provided. In making this determination, we consider estimated future taxable income and taxable timing differences expected in the future. Actual results may differ from those estimates.

As of June 30, 2006 the Company adopted financial accounting standard 123 (revised 2004) using the modified prospective method. In accordance with this method, the financial statements for prior periods have not been restated to reflect, and do not include, the impact of FAS 123R. See footnote #2 to the attached financial statements for further discussion of the adoption of this accounting standard.

FAS 123R was adopted for the financial statements for the fiscal year ended June 30, 2006, an not interim financial statements for the quarters ended September 30, 2005, December 31, 2005, and March 31, 2006.

RESULTS OF OPERATIONS

YEARS ENDED JUNE 30, 2006 AND 2005

Total revenue for the twelve month period ended June 30, 2006 increased by $573,473 to $1,757,685 from $1,184,212 in the prior year. Revenue was derived principally from our Warp 9 Inc. subsidiary. The increase in revenue was the result of an increase in new Warp 9 clients, related professional services and reselling of third party online marketing services.

The cost of revenue, in terms of percentage of revenue, for the twelve month period ended June 30, 2006 was 25% as compared to 34% for the twelve-month period ended June 30, 2005. The decrease in the cost of revenue is a result of the increased sales of higher margin Warp 9 products and services.

Total costs and expenses for the twelve month period ended June 30, 2006 increased by $198,657 to $3,445,527 from $3,246,870 in 2005. The change is primarily due to increase in selling, general and administrative expenses.

Selling, general and administrative expenses increased by $189,999 during the twelve months ended June 30, 2006 to $2,925,889 from $2,735,890 in the prior year. The increase in selling, general and administrative expenses were primarily due to the expensing of employee stock options and conversion features associated with a convertible debenture.

Non-cash selling, general and administrative expenses for the year ended June 30, 2006 totaled $928,209 which include (i) $136,350 in warrant and stock compensation in lieu of payment in cash to our consultants and independent contractors for business development and strategic advisory services, (ii) $161,793 in employee stock option expenses, and (iii) $630,066 of net expenses associated with the accounting for a convertible debenture in accordance with EITF 00-19 and EITF 00-27.

Expense related to depreciation was $92,602 for the twelve months ended June 30, 2006 as compared to $113,775 for the prior year.

Research and development expenses increased by $29,831 during the twelve months ended June 30, 2006 to $427,036 from $397,205 in the prior year due to additional staff.

Total other income and expense was ($35,321) for the twelve months ended June 30, 2006 as compared to ($17,177) in the prior year.

For the twelve months ended June 30, 2006, our consolidated net loss was ($2,164,352) as compared to a consolidated net loss of ($2,479,100) for the twelve months ended June 30, 2005.

THREE-MONTH PERIOD ENDED DECEMBER 31, 2006 COMPARED TO THE SAME PERIOD IN 2005

Total revenue for the three-month period ended December 31, 2006 was $903,754 as compared to $518,146 for the three-month period ended December 31, 2005. The 74% increase in revenue was primarily due to (i) the increase in monthly fees from our e-commerce software as a result of a larger customer base that is experiencing higher sales volumes, and (ii) a general increase in professional services from having more customers.

The cost of revenue for the three-month period ended December 31, 2006 was 23% of gross revenue as compared to 31% of gross revenue for the three-month period ended December 31, 2005. This decrease in cost of revenue is due to the increased sale of higher profit margin products and services.

Total operating expenses for the three month period ended December 31, 2006 decreased by $83,759 to $569,800 from $653,559 in 2005. The change is primarily due to the virtual elimination of all operating costs relating to the Roaming Messenger business, which was licensed to a third party in September 2006 for operation by it on an exclusive basis.

Selling, general and administrative expenses for the three month period ended December 31, 2006 was $529,225 as compared to $522,615 for the three month period ended December 31, 2005. While the virtual elimination of all operating costs relating to the Roaming Messenger business tended to reduce our overall selling, general and administrative expense for the three month period ended December 31, 2006, we incurred an approximately $59,000 increase in salaries, bonuses and benefits as well as one time charges of (i) $42,694 related to a settlement of a lawsuit from a former employee, and (ii) $49,858 for bad debt allowances.

Non-cash selling, general and administrative expenses for the three months ended December 31, 2006 totaled $9,696 for employee stock option expenses.

Research and development expenses for the three month period ended December 31, 2006 was $0 compared to $106,972 for the three month period ended December 31, 2005. This decrease is due to the elimination of research and development costs relating to the Roaming Messenger business.

Expense related to depreciation and amortization was $40,575 for the three months ended December 31, 2006 as compared to $23,972 for the prior year.

Total other income and expense was ($15,146) for the three months ended December 31, 2006 as compared to ($101,017) in the prior year. The difference is primarily due to a $100,000 expense representing the value of the conversionfeature of the Cornell convertible debenture in accordance to EITF 00-27 during the three month period ended December 31, 2005.

For the three months ended December 31, 2006, our consolidated net income was $108,376 as compared to a consolidated net loss of ($395,762) for the three months ended December 31, 2005. We achieved a consolidated net income because of the elimination of costs previously associated with the Roaming Messenger operation, and an increase in holiday season revenues along with a general increase in customers for Warp 9 e-commerce products and services.

SIX-MONTH PERIOD ENDED DECEMBER 31, 2006 COMPARED TO THE SAME PERIOD IN 2005

Total revenue for the six-month period ended December 31, 2006 was $1,336,430 as compared to $856,072 for the six-month period ended December 31, 2005. The 56% increase in revenue was primarily due to (i) the increase in monthly fees from our e-commerce software as a result of a larger customer base that experienced higher sales volumes, and (ii) a general increase in professional services from having more customers.

The cost of revenue for the six-month period ended December 31, 2006 was 23% of gross revenue as compared to 31% of gross revenue for the six-month period ended December 31, 2005. This decrease in cost of revenue is due to the increased sale of higher profit margin products and services.

Total operating expenses for the six month period ended December 31, 2006 decreased by $172,389 to $1,217,988 from $1,390,377 in 2005. The change is primarily due to the virtual elimination of all operating costs relating to the Roaming Messenger business which was licensed to a third party in September 2006 for operation by it on an exclusive basis.

Selling, general and administrative expenses for the six month period ended December 31, 2006 was $1,030,397 as compared to $1,130,258 for the six month period ended December 31, 2005. While the virtual elimination of all operating costs relating to the Roaming Messenger business tended to reduce our overall selling, general and administrative expense for the six month period ended December 31, 2006, we incurred an approximately $32,000 increase in salaries, bonuses and benefits as well as one time charges of (i) $42,694 relating to a settlement of a lawsuit from a former employee, and (ii) $47,797 for bad debt allowances.

Non-cash selling, general and administrative expenses for the six months ended December 31, 2006 totaled $40,383 for employee stock option expenses.

Research and development expenses for the six month period ended December 31, 2006 is $107,377 compared to $212,754 for the six month period ended December 31, 2005. This decrease is due to the elimination of research and development costs relating to the Roaming Messenger business in September 2006.

Expenses related to depreciation and amortization was $80,214 for the six months ended December 31, 2006 as compared to $47,365 for the prior year.

Total other income and expense was ($60,101) for the six months ended December 31, 2006 as compared to ($103,883) in the prior year.

For the six months ended December 31, 2006, our consolidated net loss was ($247,830) as compared to a consolidated net loss of ($904,574) for the six months ended December 31, 2005. The reduction in our consolidated net loss is due to the elimination of costs previously associated with the Roaming Messenger operation, and a general increase in revenue from Warp 9 e-commerce products and services.

LIQUIDITY AND CAPITAL RESOURCES

The Company had cash at December 31, 2006 of $245,018 as compared to cash of $387,180 as of June 30, 2006. The Company had a net working capital deficit (i.e. the difference between current assets and current liabilities) of ($845,641) at December 31, 2006 as compared to a net working capital deficit of ($848,174) at June 30, 2006. Cash flow utilized by operating activities was ($141,544) for the six months ended December 31, 2006 as compared to cash utilized for operating activities of ($583,124) during the six months ended December 31, 2005. Cash flow used in investing activities was ($11,173) for the six months ended December 31, 2006 as compared to cash used in investing activities of ($26,462) during the six months ended December 31, 2005. Cash flow provided by financing activities was $10,555 for the six months ended December 31, 2006 as compared to cash provided by financing activities of $640,988 for the six months ended December 31, 2005.

On August 11, 2005, the Company was approved for a $100,000 revolving line of credit from Bank of America at an interest of prime plus 4 percentage points. This line of credit is not secured by assets of the Company. The effective interest rate on the line of credit at December 31, 2006 was 12.25% per annum. At December 31, 2006, $62,182 was borrowed under this line of credit.

We believe that our cash at hand and the additional cash generated from operations will be sufficient to fund our business over the next 12 months assuming conversion of the debentures discussed in the next paragraph.

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From December 2005 through  April 2006,  we issued to Cornell  Capital  Partners
L.P. our 10% secured convertible debentures in the aggregate principal amount of $1,200,000. The debentures mature on the third anniversary of the date of issuance and we are not required to make any payments until the maturity date. Holders of the debentures may convert at any time amounts outstanding under the debentures into shares of our common stock at a conversion price per share equal to the lesser of (i) $0.15 or (ii) 80% of the lowest volume weighted average price of our common stock during the five trading days immediately preceding the conversion date as quoted by Bloomberg, LP.

To date, Cornell has converted approximately $295,000. We anticipate that the full amount of the convertible debentures will be converted into shares of our common stock, in accordance with the terms of these debentures. If we were required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. We anticipate that we will obtain any additional required working capital through the private placement of Common Stock to domestic accredited investors pursuant to Regulation D of the Securities Act of 1933, as amended (the "Act"), or to offshore investors pursuant to Regulation S of the Act. There is no assurance that we will obtain the additional working capital that we need through the private placement of Common Stock. In addition, such financing may not be available in sufficient amounts or on terms acceptable to us.

                                    BUSINESS
COMPANY HISTORY

We are a Nevada corporation formerly known as Latinocare Management Corporation and, more recently, as Roaming Messenger, Inc. We were originally incorporated in Colorado in July 1983. Effective April 1, 2003, we completed a Plan and Agreement of Reorganization with Warp 9, Inc., a Delaware corporation and effective June 30, 2003, we completed a second Plan and Agreement of Reorganization with Warp 9. Pursuant to the such reorganization, Latinocare acquired all of the issued and outstanding common stock of Warp 9 in exchange for approximately 131,026,173 newly issued shares of Latinocare common stock, Warp 9 became a wholly owned subsidiary of Latinocare, and the shareholders of Warp 9 became the controlling shareholders of Latinocare. Prior to its business combination with Warp 9, Latinocare had no tangible assets and insignificant liabilities. Subsequent to the reorganization we changed our name to Roaming Messenger, Inc.

On August 24, 2006, we changed our name from Roaming Messenger, Inc. to Warp 9, Inc. to reflect a new strategic plan of focusing primarily on the business of the Company's wholly owned subsidiary, Warp 9, Inc., an e-commerce Software-as-a-Service provider.

On September 18, 2006, we signed an Exclusive Technology Licensing Agreement with one licensee for our Roaming Messenger mobile messaging technology. In light of granting this exclusive license, it allowed us to reduce our personnel count which reduced our overall cash utilization.

GENERAL

We are a provider of e-commerce software platforms and services for the catalog and retail industry. Our suite of software platforms is designed to help online retailers maximize the Internet channel by using advanced technologies for online catalogs, e-mail marketing campaigns, and interactive visual merchandising. Offered on an outsourced and fully managed Software-as-a-Service ("Saas") model, our products allow customers to focus on their core business, rather than technical implementations. We also offer professional services to our clients which include online catalog design, merchandizing and optimization, order management, e-mail marketing campaign development, integration to third party payment processing and fulfillment systems, analytics, custom reporting and strategic consultation.

Our products and services allow our clients to focus on promoting and marketing their brand, product line and website while leveraging the investments we have made in technology and infrastructure to operate a dynamic online catalog.

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We charge our customers a monthly fee for using our e-commerce software based on a Software-as-a-Service model. Unlike traditional software companies that sell software on a perpetual license where quarterly and annual revenues are quite difficult to predict, our SaaS model spreads the collection of contracts over several quarters or years and makes our revenues more predictable for a longer period of time.

We also licensed our Roaming Messenger mobile messaging technology, on an exclusive basis to one licensee in September 2006, from which we are entitled to receive royalty revenues.

We have generated only minimal revenues from the licensing of Roaming Messenger technology, and earned minimal revenues from that technology when we operated the business before the exclusive license. To date, almost all of our revenues are generated from Warp 9 e-commerce products and services.

INDUSTRY OVERVIEW

GROWTH OF THE INTERNET AND E-COMMERCE

Online retailing and e-commerce sales continue to grow with no sign of slowing down. The U.S. Commerce Department reported that e-commerce sales in the fourth quarter of 2005 rose 23.4% compared to the fourth quarter of 2004, continuing a series of strong quarterly growth reports. According to the 2006 State of Retailing Online report from Forrester Research, online sales will top $200 billion this year alone, representing an increase of 100% from just 3 years ago. According to the report, retailers are recognizing the importance that the online channel plays in overall sales, with more than 38% of online customers being new to a retailer's entire business.

We believe there are a number of factors that are contributing to the growth of e-commerce: (i) adoption of the Internet continues to increase globally; (ii) broadband technology is becoming more widely available and the adoption of broadband for Internet use is increasing at a rapid rate; (iii) Internet users are increasingly comfortable with the process of buying products online; (iv) the functionality of online stores continues to improve, a greater range of payment options are available, and special offers and shipping discounts are making online shopping more attractive; (v) businesses are placing more emphasis on their online stores as they can reach a larger audience at a comparatively lower cost than the methods used to drive traffic to traditional brick-and-mortar retail stores or sell through printed paper catalogs. As a result of these growth drivers, retailers and catalogers have begun to build large, global customer bases that can be reached cost-effectively, potentially resulting in higher sales and profitability.

OPPORTUNITIES FOR OUTSOURCED E-COMMERCE

We believe there are advantages to outsourced e-commerce that will continue to make solutions like Warp 9 an attractive alternative to building and maintaining this capability in-house. These advantages include: (i) eliminating the substantial up-front and ongoing costs of computer hardware, network infrastructure and specialized application software and personnel; (ii) reducing the time it takes to get online stores live and productive; (iii) shifting the ongoing technology, financial, regulatory and compliance risks to a proven service provider; (iv) leveraging the expertise of an e-commerce service provider to accelerate growth of an online business; and (v) allowing businesses to focus on their specific core competencies.

TECHNOLOGY PRODUCTS

We primarily offer two proprietary software systems to our customers - e-commerce and e-mail marketing. It is our product development goal to create other complementary systems to deliver a fully integrated platform for a successful e-commerce operation.

WARP 9 INTERNET COMMERCE SYSTEM (WARP 9 ICS)

The Warp 9 ICS is an enterprise-grade software system that enables catalogers and retailers to expand their operation to the Internet with minimal investment, overhead and risk. A business does not need to invest in new hardware or

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

software in order to utilize the Warp 9 ICS, because it is offered as a fully managed online catalog system hosted in our Internet datacenter. With a range of easy to use and highly customizable features for product presentation as well store management, Warp 9 ICS satisfies many of the current and next generation requirements of catalogers and retailers. We charge our customers a recurring monthly fee for using the Warp 9 ICS software based on 12, 24 and 36 month term agreements. There are various pricing packages for Warp 9 ICS, depending on the customer's desired level of scalability and reliability.

Warp 9 ICS is designed with a highly scalable enterprise architecture that allows us to provide our customers with maximum performance and system uptime. As our customer base or transaction volume grows, we simply add new servers, CPUs, memory and bandwidth without substantial changes to the ICS software. The high end version of the Warp 9 ICS offering operates on a cluster of load balanced and fault-tolerant servers in our datacenter. If a server in the cluster fails for any reason, the architecture shifts the traffic to other available servers, thus minimizing downtime and disruption to our customers' mission critical e-commerce websites.

WARP 9 E-MAIL MARKETING SYSTEM (WARP 9 EMS)

Warp 9 EMS is a web-based e-mail campaign and list management system designed for high performance and reliability. EMS's sophisticated technology will allow markets to send targeted e-mail campaigns that help grow, retain and maximize the lifetime value of their customers. Through content personalization and list segmentation, campaign efforts will result in higher response rates, higher conversion rates and improved customer loyalty. E-mail marketing systems, such as Warp 9 EMS, enable unprecedented response times that are not achievable through traditional forms of direct marketing. Most ICS customers also purchase EMS to complement their online commerce strategy.

PROFESSIONAL SERVICES

Our customers are not technology companies and have very little internal expertise in the areas of e-commerce, online marketing and web technologies. To provide a complete solution to our customers, we also offer professional services to help our customers maximize the use of our technology or other online e-commerce technologies. Professional services include but are not limited to e-commerce web page template development, e-mail campaign content creation, custom system configuration, graphics design, management of online marketing programs, and integration to backend business systems.

SITE DESIGN AND DEVELOPMENT

We offer our clients site design services that utilize our experience and expertise to create efficient and effective online catalogs powered by Warp 9 ICS. Our e-commerce solutions can be deployed quickly for our clients and implemented in a variety of ways from simple shopping websites to complex systems that integrate to backend inventory management systems. This is all done by maximally using the feature set of Warp 9 ICS.

MERCHANDIZING AND PROMOTIONS DESIGN

The Warp 9 ICS technology platform supports a wide range of merchandising activities. On an ongoing basis, we help our clients create effective promotional activities, up-sell, cross-sell as well as promote featured products during any phase of the shopping process. By doing so, our professional services team continues to work with our clients to deliver targeted offers designed to increase close ratios and average order size.

ADVANCED REPORTING AND ANALYTICS

Warp 9 ICS captures a great deal of information about sales and visitor activities in its database. We provide our clients access to a collection of standard and customizable reports as well as create any report they need for their individual business making decisions. For example, we can create custom reports to help our clients analyze the average orders size of one design versus another. This enables our clients to track and analyze sales, products, transactions and customer behavior to further refine their market strategies to increase sales.

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STRATEGIC MARKETING SERVICES

We offer a wide range of strategic marketing services designed to increase customer acquisition, retention and lifetime value. Through a combination of web analytics, analytics-based statistical testing and optimization, our team of strategic marketing consultants develop, deliver and manage programs such as paid search advertising, search engine optimization, affiliate marketing, store optimization and e-mail optimization for our clients. We believe our ability to capture and analyze integrated traffic and commerce data enhances the value of our strategic marketing services as we can precisely determine the effectiveness of specific marketing activities, website changes, and other actions taken by our clients.

REVENUE MODEL

We charge our customers a monthly fee, based on termed contracts, to use the Warp 9 ICS and Warp 9 EMS products under a Software-as-a-Service ("SaaS") model. Unlike traditional software companies that sell software on a perpetual license where quarterly and annual revenues are very difficult to predict, our SaaS model spreads the collection of contracts over several quarters or years and makes our revenues more predictable for a longer period of time.

Over half of the Company's revenues are from the ICS product which continues to be a growing product. EMS is a smaller revenue-generating product and usually sold to customers already subscribing to the ICS product. The monthly subscription fee for Warp 9 ICS is generally variable with the growth of a client's online revenues. Therefore, when our customers sell more online, our revenues and profit margin increases without dramatic increase in costs.

BENEFITS TO CLIENTS

Our complete solution of providing robust technology along with complementary professional services delivers many benefits to our customers which help drive our continual growth.

REDUCED TOTAL COST OF OWNERSHIP AND RISK

Utilizing our technology and services, businesses can dramatically reduce or eliminate upfront and ongoing hardware, software, maintenance and support costs associated with developing, customizing, deploying and upgrading an in-house e-commerce solution. They can have a global e-commerce presence without assuming the costs and risks of developing it themselves and take immediate advantage of the investments we continually make in our e-commerce systems and associated services. Our ongoing investment in the latest technologies and e-commerce functionality helps ensure that our clients maintain pace with industry advances.

REVENUE GROWTH

Through our team of services consultants, we help our clients grow their businesses by applying our technology and experience to (i) increase the acquisition, retention and lifetime value of new customers; (ii) extending their businesses into new geographic markets; and (iii) expanding the visibility and sales of their products through new online sales channels. We have developed substantial expertise in online marketing and merchandising, which we apply to help our clients increase traffic to their online stores, and improve order close ratios, average order sizes and repeat purchases, all of which are designed to generate higher revenues for our clients' businesses and greater revenue for Warp 9.

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

DEPLOYMENT SPEED

Businesses can reduce the time required to develop an e-commerce presence by utilizing our outsourced business model. Typically, a new client can have an online store live in a matter of days or weeks compared with months or longer if they decide to build, test and deploy the e-commerce capability in-house. Once they are operational on our platform, most clients can utilize our remote control toolset to make real-time changes to their online store, allowing them to address issues and take advantage of opportunities without technical assistance.

FOCUS ON CORE COMPETENCY

By utilizing our outsourced e-commerce model, businesses can focus on developing, marketing and selling their products rather than devoting time and resources to building and maintaining an e-commerce infrastructure. Management can focus their time on what they know best while ensuring they have access to the latest technologies, tools and expertise for running a successful e-commerce operation.

SALES AND MARKETING

Our objective is to be the leading provider of outsourced e-commerce solutions for online catalog and retail operations. To achieve this objective, we intend to enhance, promote and support the idea that Warp 9 is the complete provider of the necessary technology platform and professional services to effectively conduct a serious e-commerce operation.

We currently market our e-commerce solutions directly to clients and prospective clients. We focus our efforts on generating awareness of the Warp 9 brand and capabilities, establishing our position as a leader in the online catalog space. Our sales team calls on senior marketing and IT executives within a retailer or catalog company who are looking to create or expand their e-commerce operation. During the client sales process, our sales staff delivers demonstrations, presentations, collateral material, return-on-investment analyses, proposals and contracts.

A great deal of our new customers comes from word-of-mouth referrals due to the fact that Warp 9 has been in the industry for a number of years with strong references and a proven track record. Prospective clients quite often look for us at tradeshows to learn more about Warp 9 based on the recommendations of our existing customers. Word-of-mouth referrals have been very valuable to us and we intend to continue nurturing our customer and industry relationships to maximize these referrals.

While our success to date has been from direct sales efforts, we intend to explore a channel partner strategy to expand our customer base quickly in the fiscal quarters to come. Prospective channel partners include consultants and designers in the catalog industry, as well as backend order fulfillment systems providers. With the growing maturity of multi-channel e-commerce strategies, many of the robust backend systems providers are looking for a robust front-end e-commerce system, like Warp 9 ICS, to deliver a fully integrated online/offline solution to their clients.

COMPETITION

The market for e-commerce solutions is highly competitive, especially as it reaches maturity. We compete with e-commerce solutions that our customers develop themselves or contract with third parties to develop. We also compete with other outsourced e-commerce providers. The competition we encounter includes:

         o In-house development of e-commerce capabilities using tools or applications from companies such as Art Technology Group, Broadvision, and IBM;

         o E-Commerce capabilities custom-developed by companies such as IBM Global Services, and Accenture, Inc.;

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         o Other  providers  of  outsourced  e-commerce  solutions,  such as GSI
Commerce, Inc., Macrovision Corporation, asknet Inc. and eSellerate, Inc.;

         o Companies that provide technologies, services or products that support a portion of the e-commerce process, such as payment processing, including CyberSource Corporation and PayPal Corp.;

         o High-traffic branded websites that generate a substantial portion of their revenue from e-commerce and may offer or provide to others the means to offer their products for sale, such as Amazon.com, Inc.; and
         o Web hosting, web services and infrastructure companies that offer portions of our solution and are seeking to expand the range of their offering, such as Network Solutions, LLC, Akamai Technologies, Inc., Yahoo! Inc., eBay Inc. and Hostopia.com Inc.

PATENTS, PATENT APPLICATIONS AND TRADEMARKS

Our intellectual property portfolio consists of one patent and three patent applications, which primarily related to the Roaming Messenger technology that was licensed on an exclusive basis to another company in September 2006:

SELF CONTAINED BUSINESS TRANSACTION CAPSULES

This patent was issued on September 12, 2006. The patent has been licensed, in September 2006, to one licensee on an exclusive basis, including to the exclusion of the Company, in consideration for an agreement by the licensee to pay royalties if it earns revenue from the technology.

A self-contained business transaction capsule, or eCapsule, is a small electronic capsule that contains all the necessary data and logic to complete a business transaction. The eCapsule is a "thin" and "lightweight" small computer-readable file that is device independent. The eCapsule allows a business, for example, to encapsulate an individual product or offer into an intelligent object that is capable of completing entire transactions. The eCapsule includes data about the product or service being provided, such as the product price, a textual description, or options for the product or service (a transaction description). The eCapsule also includes transaction logic or business logic capable of completing the transaction, such as billing and shipping information, order routing information, order status information, shipping status information, and any other transaction rules necessary to process the transaction. Moreover, the eCapsule is adapted to be broadcasted to, and stored on, a portable electronic device, such as a mobile wireless-enabled device, like a cellular telephone, a personal digital assistant (PDA) or a laptop computer.

A METHOD OF AND SYSTEM FOR TRANSMITTING A MOBILE AGENT FOR INSTRUCTION EXECUTION

The application for this patent was filed on December 7, 2004. This patent application has been licensed to one licensee on an exclusive basis, including to the exclusion of the Company, in September, 2006.

This invention relates to transmitting a mobile agent for executing programmable instructions and, more particularly, to transmitting a virtual machine in a mobile agent to assist instruction execution. This patent application discloses the actual system implementation of the Roaming Messenger platform using a mobile agent approach.

A METHOD OF AND INSTRUCTION SET FOR EXECUTING OPERATIONS ON A DEVICE

The application for this patent was filed on December 7, 2004. This patent application has been licensed to one licensee on an exclusive basis, including to the exclusion of the Company, in September, 2006.

This invention relates to executable instructions and, more particularly, to instructions that are executable on a device that receives a mobile agent. This patent application discloses the actual implementation of the Roaming Messenger device engine and messenger instruction sets and modes of execution.

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UTILIZING MOBILE DEVICES AS A COMMUNICATION PROXY FOR NON-CONNECTED TERMINALS

This invention is a method and system in which terminals, appliances and machines without dedicated Internet connections can complete Internet based transactions by piggy-backing on the connection of the user's handheld device. An example of an application of this invention is a vending machine that can conduct electronic wireless payments without having an internal wireless device that communicates with a server on the Internet. Existing solutions require the vending machine to be equipped with an internal cell phone. Using this invention, the vending machine can communicate with the consumer's handheld device via Infrared or Bluetooth and simply uses the handheld device as the conduit to the Internet for remote payment processing. This invention also covers many other applications including secured doorways, factory floors and smart data acquisition sensors. The application for this patent was filed on February 21, 2002.

On September 18, 2006, we entered into a ten year Exclusive Technology Licensing Agreement with Zingerang, Inc. Under this agreement, the Company grants to Zingerang, an exclusive, worldwide, sub-licensable, transferable, royalty-bearing right and license to the Roaming Messenger technology and
related  patent  portfolio.   In  consideration  for  granting  the  license  to
Zingerang, the Company is entitled to an ongoing royalty fee equal to five percent (5%) of Zingerang's gross sales related to the licensed technology, to be paid quarterly. The Company will immediately receive a one time payment equal to $100,000 as a recoupable advance against the royalties, $50,000 of which has been received. During the term of the Agreement, Zingerang may, at its sole discretion, pay to the Company a one-time royalty payment of $500,000, in lieu of ongoing royalties, less certain patent application fees.

Additionally, the Company participated in Zingerang's founder round of financing where it acquired forty million (40,000,000) shares of common stock in Zingerang, which represents a large minority position, for a total investment of $10,000.

TRADEMARKS

We have registered trademarks for Roaming Messenger(R), eCapsule(R), and Warp 9(R), although, we have licensed the Roaming Messenger(R) and eCapsule(R) trademarks to Zingerang, Inc. on an exclusive basis under the Exclusive Technology License Agreement, dated September 18, 2006.

GOVERNMENT REGULATION

We are subject to various federal, state, and local laws affecting medical e-commerce and communication businesses. The Federal Trade Commission and equivalent state agencies regulate advertising and representations made by businesses in the sale of their products, which apply to us. We are also subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general.

EMPLOYEES

As of June 30, 2006, we had fifteen full time employees, six of whom are employed in administrative, marketing, and sales positions, and nine technical employees employed in research, development, and technical product maintenance positions. As a result of entering into the Exclusive Technology Agreement on September 18, 2006, we laid-off five employees that were involved in the marketing and engineering of the Roaming Messenger operation.

All of our employees have executed agreements that impose nondisclosure obligations on the employee and assign to us (to the extent permitted by California law) all copyrights and other inventions created by the employee during his employment with us. Additionally, we have a trade secret protection policy in place that management believes to be adequate to protect our intellectual property and trade secrets.

SEASONALITY

Since the holiday shopping season from October through December is the highest revenue season for retailers in general, we expect that our results of operation for that the quarter ending December 31 will be better than most other quarters.

PROPERTIES

We currently lease approximately 8,605 square feet of office space at 50 Castilian Dr., Suite A, Santa Barbara, California 93117 for approximately $7,750 per month, triple net, pursuant to a six year lease agreement with rent commencing on October 1, 2004.

We have vacated its old office space of approximately 3,650 square feet located at 6144 Calle Real, Suite 200 Santa Barbara, California 93117 which it has subleased for the remainder of the lease until March 2007.

LEGAL PROCEEDINGS

We are not currently involved in any litigation.


                        DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

The following table lists the executive officers and directors of the Company as of September 30, 2006:

     NAME                     AGE       POSITION

     Louie Ucciferri          46        Chairman, Acting Chief Financial
                                        Officer and Secretary

     Harinder Dhillon         33        President, Chief Executive Officer
                                        and Director

     Kin Ng                   37        Director
--------------------

Louie Ucciferri has been a director since 2003 and was appointed our Chairman and acting Chief Financial officer in October 2006. He is currently the Chief Executive Officer of Regent Capital Group, a National Association of Securities Dealers, Inc. ("NASD") registered broker dealer dedicated to real estate investments. From 1995 to 2004, Mr. Ucciferri served as the President of Westlake Financial Architects, an investment-banking firm he founded in 1995 to provide financial and investment advisory services to early stage companies. He has raised investment capital for both private and public companies and has created liquidity for investors in the form of public offerings. Since November 1998, he has also served as President of Camden Financial Services, a NASD registered broker dealer that serves as the dealer manager for a real estate company that has raised in excess of $150 million in equity capital for the acquisition of commercial office properties in southern California and Arizona.

Harinder Dhillon was appointed our President and Chief Executive officer in October 2006. He has been our Vice President of Operations since October 2001 and has been the President of Warp 9 Inc. since July 1, 2005. Mr. Dhillon joined us in July 2000. Prior to joining us, from 1993 to1998, Mr. Dhillon served as the Chief Information Officer of Informax Data Systems, an enterprise systems integrator headquartered in Southern California. Thereafter, during 1999 until he joined us, he worked as an independent technology consultant. He has designed, managed, and led the development and deployment of multi-million dollar enterprise Internet, Intranet and integration projects for Fortune 500 companies and various government units. His client list included Department of Justice, Immigration and Naturalization Services, US Navy, US Air Force, and the City of Los Angeles. His projects included enterprise work flow automation, real-time field services, infrastructure build out, and network and systems integration. Mr. Dhillon received a Bachelor degree in Electrical and Computer Engineering from the University of California at Santa Barbara in 1996.

Kin Ng was elected to our board in October 2006. Mr. Ng has been a real estate broker and mortgage loan broker at Signal Financial Solutions since 2000. He specializes in real estate sale, purchase, lease and management. Prior to that, he had a career in the airline industry. From 1998 to 2000, he was the Airport Operations Supervisor for China Southern Airlines, prior to which he held various positions for Delta Airlines and American Trans Air. Mr. Ng received a Bachelor of Science degree in 1993 from the School of Hospitality Management at California State Polytechnic University at Pomona.

Under  the  Nevada  General  Corporation  Law  and  the  Company's  Articles  of
Incorporation, as amended, the Company's directors will have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

BOARD COMMITTEES

The Board of Directors has not had an Audit Committee since February 2006.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires the Company's officers and directors, and certain persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file reports of ownership and changes in ownership ("Section 16 Reports") with the Securities and Exchange Commission (the "SEC"). Reporting Persons are required by the SEC to furnish the Company with copies of all Section 16 Reports they file.

Based solely on its review of the copies of such Section 16 Reports received by it, or written representations received from certain Reporting Persons, all
Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to the fiscal year ended June 30, 2006 have been complied with on a timely basis.

EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

In consideration for his agreement to serve as a director of the Company, the Company and Mr. Ng have entered into a one year letter agreement, effective October 16, 2006, pursuant to which Mr. Ng will receive stock options to purchase 1,000,000 shares of the Company's common stock under the Company's 2003 Stock Option Plan at an exercise price of $0.01, per share, the fair market value of the Company's stock on the date of the grant. The options vest 1/12 per month over a 12 month period and are exercisable for a period of four years from the date of vesting of the last options to vest pursuant to the option agreement, but no longer than ten (10) years from the date of grant of the options.

Additional information about the compensation of Messrs. Ucciferri and Dhillon as directors is set forth below under "Employment Agreements."

EXECUTIVE OFFICER COMPENSATION

The following summary compensation table sets forth certain information concerning compensation paid to our Chief Executive Officer and our most highly paid executive officers (the "Named Executive Officers") whose total annual salary and bonus for services rendered in all capacities for the year ended June 30, 2006 was $100,000 or more.

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                   ANNUAL COMPENSATION                      AWARDS
       --------------------------------------------------------------------------------------------------------------
                                       FISCAL                           OTHER ANNUAL      SECURITIES
       NAME AND PRINCIPAL POSITION     YEAR       SALARY       BONUS   COMPENSATION       UNDERLYING        ALL OTHER
       ---------------------------     ----       ------       -----   ------------        OPTIONS       COMPENSATION
                                                                                          -----------    ------------
       Jonathan Lei (1)                 2006      $138,000      - 0 -      - 0 -            -0-              - 0 -
       President, Chief Financial       2005      $138,000      - 0 -      - 0 -            -0-              - 0 -
          Officer, and Secretary        2004      $138,000      - 0 -      - 0 -            -0-              - 0 -

       Harinder Dhillon (2)             2006  $150,000 (2)    $11,371      - 0 -        650,000              - 0 -
       President of Warp 9 Inc.         2005      $125,000     $2,894      - 0 -            -0-              - 0 -
                                        2004      $125,000     $8,714      - 0 -            -0-              - 0 -

       Michael Chuises (3)              2006      $120,000      - 0 -      - 0 -            -0-              - 0 -
       Vice President Engineering       2005  $120,000 (3)      - 0 -      - 0 -      1,000,000              - 0 -
                                        2004             -      - 0 -      - 0 -            -0-              - 0 -
------------------------

(1) Mr. Lei resigned his position in October 2006.

(2) Effective March 1, 2006, Mr. Dhillon's base annual salary was increased to $200,000 from $125,000. In addition, he has a performance bonus plan for earning up to $150,000 based on the profitability of the Warp 9 operation over the subsequent 12 months. In July 2005, Mr. Dhillon received a cashless stock option grant to purchase 650,000 shares of unregistered common stock at an exercise price equal to the fair market value of common stock at the time grant, which was $0.13 per share.

(3) Mr. Chuises was promoted to Vice President of Engineering on October 1, 2004, with a base salary of $120,000. On April 15, 2005, Mr. Chuises was granted 1,000,000 stock options to purchase unregistered common stock at an exercise price equal to the fair market value of unregistered common stock at the time grant, which was $0.10 per share. Prior to his promotion, Mr. Chuises had 450,000 options at an exercise price of $0.08 and 550,000 options at an exercise price of $0.17. Due to a lay-off of Roaming Messenger staff, Mr. Chuises' employment was terminated on September 13, 2006.

OPTIONS GRANTED IN LAST FISCAL YEAR

The following table sets forth information with respect to options to purchase common stock of the Company granted to the Company's officers during fiscal year 2006.

                                           PERCENT OF TOTAL
                                           OPTIONS GRANTED TO    EXERCISE
                              OPTIONS         EMPLOYEES IN         PRICE         EXPIRATION
   NAME                       GRANTED         FISCAL YEAR        PER SHARE          DATE
   ----------------------------------------------------------------------------------------------
   Harinder Dhillon         650,000 (1)            54%             $0.13    Four years from the
   President, Warp 9 Inc.                                                      date of grant
   -----------------

(1) These stock options were fully vested at the time of grant.

FISCAL YEAR-END OPTION EXERCISES

The following table sets forth information with respect to options to purchase common stock of the Company held by the Company's executive officers at June 30, 2006.

                                                                 NUMBER OF UNEXERCISED               VALUE OF UNEXERCISED
                                                                    OPTIONS HELD AT                  IN-THE-MONEY OPTIONS
                                                                     JUNE 30, 2006                   AT JUNE 30, 2006 (2)
                                                                     -------------                   --------------------
                             SHARES
                            ACQUIRED
                              UPON
   NAME                     EXERCISE   VALUE REALIZED(1)    EXERCISABLE       UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
   ----                     --------   -----------------    -----------       -------------       -----------     -------------
   Harinder Dhillon            -0-            -0-             650,000              -0-                -0-              -0-
   President, Warp 9 Inc.

---------------

(1) The value realized is the difference between the market price of the common stock on the date of exercise and the exercise price of the stock option. The underlying securities held upon exercise are unregistered common stock.

(2) The value of unexercised "in-the-money" options is the difference between the market price of the common stock on June 30, 2006 ($0.02 per share) and the exercise price of the option, multiplied by the number of shares subject to the option. The underlying securities held upon exercise are unregistered common stock.

EMPLOYMENT AGREEMENTS

In consideration for his agreement to serve as the Chairman, Acting Chief Financial Officer, and Corporate Secretary of the Company, the Company and Mr. Ucciferri have entered into a one year letter agreement, effective October 16, 2006, pursuant to which Mr. Ucciferri will receive a monthly retainer of $2,500 and stock options to purchase 2,500,000 shares of the Company's common stock under the Company's 2003 Stock Option Plan at an exercise price of $0.01, per share, the fair market value of the Company's stock on the date of the grant. The options vest 1/12 per month over a 12 month period and are exercisable for a period of four years from the date of vesting of the last options to vest pursuant to the option agreement, but no longer than ten (10) years from the date of grant of the options.

In addition to the compensation Mr. Dhillon currently receives for his services as the President of the Company's wholly owned subsidiary, the Company has agreed to grant to Mr. Dhillon stock options to purchase 8,000,000 shares of the Company's common stock under the Company's 2003 Stock Option Plan at an exercise price of $0.01, per share, the fair market value of the Company's stock on the date of the grant, effective October 16, 2006 in consideration for Mr. Dhillon's agreement to serve as a director, Chief Executive Officer, and President of the Company. The options vest 1/48 per month over a 48 month period and are exercisable for a period of four years from the date of vesting of the last options to vest pursuant to the option agreement, but no longer than ten (10) years from the date of grant of the options. The option agreement will terminate if Mr. Dhillion resigns, is removed, or otherwise ceases to be Chief Executive Officer and President of the Company. Certain terms and conditions of Mr. Dhillon's appointment are still being discussed and have not yet been determined.

STOCK OPTION PLAN

On July 10, 2003, the Board of Directors of the Company adopted the 2003 Stock Option Plan for Directors, Executive Officers, Employees and Key Consultants of the Company (the "2003 Plan"). The 2003 Plan was ratified by the shareholders of the Company by written consent effective August 25, 2003. The 2003 Plan authorizes the issuance of up to 25,000,000 shares of the Company's common stock pursuant to the grant and exercise of up to 25,000,000 stock options. To date, 5,209,994 options to purchase 5,209,994 shares of common stock at volume weighted average price of $0.11 per share granted under the 2003 Plan are outstanding. To date, 2,775,000 options have been exercised.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the names the executive officers and directors of the Company and all persons known by the Company to beneficially own 5% or more of the issued and outstanding common stock of the Company at February 27, 2007. For each person the address is c/o the Company, 50 Castilian Drive, Suite 101, Santa Barbara, California 93117.

          NAME, TITLE AND ADDRESS            NUMBER OF SHARES BENEFICIALLY OWNED(2)   PERCENTAGE OWNERSHIP
-----------------------------------------    --------------------------------------   --------------------
Harinder Dhillon
President and CEO and Director                         11,585,000                                5.09%

Louie Ucciferri
Chairman and CFO and Secretary                          3,500,000                                1.75%


All current Executive Officers as a Group              15,135,000                                6.64%

Kin Ng                                                     50,000                                0.02%
Director

Jonathan Lei (1)
                                                       86,969,525                               38.18%


All current Directors who are not Executive
Officers as a group                                        50,000                                0.02%
---------------------

(1) Mr. Lei resigned his position with the Company in October 2006.

(2) Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. The total number of issued and outstanding shares and the total number of shares owned by each person does not include unexercised warrants and stock options, and is calculated as of February 27, 2006.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common  stock has been  quoted on the OTC  Bulletin  Board  under the symbol
"WNYN.OB." The following table shows the reported high and low closing bid quotations per share for our common stock based on information provided by the OTC Bulletin Board. Particularly since our common stock is traded infrequently, such over-the-counter market quotations reflect inter-dealer prices, without markup, markdown or commissions and may not necessarily represent actual transactions or a liquid trading market.


               Year Ended June 30, 2007           HIGH                  LOW
                                                  ----                  ---

 First Quarter ended September 30, 2006           $0.024                $0.011
 Second Quarter ended December 31, 2006           $0.026                $0.0063


               Year Ended June 30, 2006           HIGH                  LOW
                                                  ----                  ---

 First Quarter ended September 30, 2005           $0.19                 $0.09
 Second Quarter ended December 31, 2005           $0.15                 $0.07
 Third Quarter ended March 31, 2006               $0.09                 $0.05
 Fourth Quarter ended June 30, 2006               $0.06                 $0.02

               Year Ended June 30, 2005           HIGH                  LOW
                                                  ----                  ---

 First Quarter ended September 30, 2004           $0.68                 $0.04
 Second Quarter ended December 31, 2004           $0.75                 $0.25
 Third Quarter ended March 31, 2005               $0.31                 $0.19
 Fourth Quarter ended June 30, 2005               $0.26                 $0.11

               Year Ended June 30, 2004           HIGH                  LOW
                                                  ----                  ---

 First Quarter ended September 30, 2003           $0.52                 $0.27
 Second Quarter ended December 31, 2003           $0.45                 $0.25
 Third Quarter ended March 31, 2004               $3.60                 $0.27
 Fourth Quarter ended June 30, 2004               $1.90                 $0.45



NUMBER OF STOCKHOLDERS

As of February 28, 2007, there were approximately 500 holders of record of our common stock.

DIVIDEND POLICY

Historically, we have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

                               SELLING SHAREHOLDER

The following table presents information regarding the selling stockholder. A description of the selling stockholder's relationship to us and how the selling stockholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                      Shares Beneficially Owned    Shares Beneficially Owned After
                                         Prior to Offering               the Offering(2)
 Selling Stockholder                    Number      Percent(1)        Number         Percent(1)
 -------------------                    ------      ----------        ------         ----------
 Cornell Capital Partners LP.       11,160,501 (2)     4.9%             -0-               --

 Total                              11,160,501                          -0-              -0-

-----------------

* less than 1%.

(1) Applicable percentage ownership is based on 227,786,533 shares of common stock outstanding as of February 13, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of February 13, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Consists of shares issuable upon conversion of convertible debentures. Pursuant to provisions in the convertible debentures and the warrants, Cornell's beneficial ownership of our common stock is limited to 4.9% of the total outstanding, which limitation may only be waived upon 61-day notice. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors.

FINANCING

Following is a description of the transaction that gave rise to the inclusion into this prospectus of the shares on behalf of the selling shareholder.

On December 28, 2005, we consummated a securities purchase agreement with Cornell Capital Partners L.P. providing for the sale by us to Cornell of our 10% secured convertible debentures in the aggregate principal amount of $1,200,000 of which $400,000 was advanced immediately, the second installment of $350,000 was advanced in January 2006 and the last installment of $450,000 was advanced in April 2006. The debentures mature on the third anniversary of the date of issuance and we are not required to make any payments until the maturity date.

Holders of the debentures may convert at any time amounts outstanding under the debentures into shares of our common stock at a conversion price per share equal to the lesser of (i) $0.15 or (ii) 80% of the lowest volume weighted average price of our common stock during the five trading days immediately preceding the conversion date as quoted by Bloomberg, LP. Cornell has agreed not to short any of the shares of Common Stock for as long as any of the debentures remain outstanding.

We have the right to redeem, upon three-business day notice, a portion or all amounts outstanding under the debenture prior to the maturity date at a 20% redemption premium provided that the closing bid price of our common stock is less than $0.15. In addition, in the event of a redemption, we are required to issue to Cornell 50,000 shares of common stock for each $100,000 redeemed, which shares are not being registered herewith. Under the terms of the debenture, the holder has the right to convert all or part of the debenture within the three-day period following the delivery of a redemption notice.

We also issued to Cornell five-year warrants to purchase 1,500,000, 4,000,000 and 4,000,000 shares of Common Stock at $0.08, $0.10 and $0.12, respectively.

In connection with the purchase agreement, we also entered into a registration rights agreement with Cornell providing for the registration of the shares of common stock issuable upon conversion of the debentures and exercise of the warrants.

Our obligations under the purchase agreement are secured by substantially all of our assets. As further security for our obligations thereunder, Jon Lei, our former Chief Executive Officer and currently a principal shareholder, granted a security interest in 2,000,000 shares of common stock that he owns.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past two years, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

                            DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of our articles of incorporation and bylaws, each as amended, is only a summary. You should also refer to the copies of our articles of incorporation and bylaws which are included as exhibits to our Report on 10-KSB filed with the SEC on April 10, 2002. Our authorized capital stock consists of 495,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock $0.001 par value per share. As of February 13, 2007, there are 227,786,533 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

COMMON STOCK

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

PREFERRED STOCK

Our board of directors is authorized without further stockholder approval, to issue from time to time up to a total of 5,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of these series without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our management without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. Currently, there are no shares of preferred stock outstanding and we have no present plans to issue any shares of preferred stock.

CONVERTIBLE DEBENTURES

On December 28, 2005, we consummated a securities purchase agreement with Cornell Capital Partners L.P. providing for the sale by us to Cornell of our 10% secured convertible debentures in the aggregate principal amount of $1,200,000 of which $400,000 was advanced immediately. The second installment of $350,000 ($295,000 net of fees) was advanced on January 27, 2006. The last installment of $450,000 ($395,000 net of fees) was advanced on May 9, 2006, after the registration statement was declared effective by the Securities and Exchange Commission. The debentures mature on the third anniversary of the date of issuance and we are not required to make any payments until the maturity date. Holders of the debentures may convert at any time amounts outstanding under the debentures into shares of our common stock at a conversion price per share equal to the lesser of (i) $0.15 or (ii) 80% of the lowest volume weighted average price of our common stock during the five trading days immediately preceding the conversion date as quoted by Bloomberg, LP. Cornell has agreed not to short any of the shares of Common Stock.

We have the right to redeem a portion or all amounts outstanding under the debenture prior to the maturity date at a 20% redemption premium provided that the closing bid price of our common stock is less than $0.15. In addition, in the event of a redemption, we are required to issue to Cornell 50,000 shares of common stock for each $100,000 redeemed.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Mountain Share Transfer, located at 1625 Abilene Drive, Broomfield, Colorado 80020.


                              PLAN OF DISTRIBUTION

The selling stockholder, or its pledgees, donees, transferees, or any of its successors in interest selling shares received from the named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be a selling stockholder) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholder may sell the common stock by one or more of the following methods, without limitation:

         o Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

         o Ordinary brokerage transactions and transactions in which the broker solicits purchases;

         o Privately negotiated transactions;

         o In connection with short sales of company shares;

         o Through the distribution of common stock by any selling stockholder to its partners, members or stockholders;

         o By pledge to secure debts of other obligations;

         o In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

         o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

         o In a combination of any of the above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholders may also transfer the common stock by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the common stock.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the stocks at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those common stock. A selling stockholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

The selling stockholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling stockholder and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the common stock offered by this prospectus, against specified liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us against specified liabilities.

The common stock offered by this prospectus was originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act, as amended. We agreed to register the common stock issued to the selling stockholders under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until all of the securities registered under this registration statement have been sold. We have agreed to pay all expenses incident to the registration of the common stock held by the selling stockholders in connection with this offering, but all selling expenses related to the securities registered shall be borne by the individual holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On or about August 2, 2006, we engaged HJ Associates & Consultants, LLP, Certified Public Accountants to audit and review the Company's financial statements for the fiscal year ending June 30, 2006. The new accountant has been engaged for general audit and review services and not because of any particular transaction or accounting principle, or because of any disagreement with our former accountant, Rose, Snyder & Jacobs, a corporation of certified public accountants.

The former accountant was dismissed effective August 2, 2006. The Former Accountant's reports on our financial statements during our past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles, except for a going concern qualification contained in its audit reports for the fiscal years ended June 30, 2004 and 2005. The decision to change accountants was recommended and approved by our Board of Directors. During the fiscal years ended June 30, 2004 and June 30, 2005 through the date hereof, we did not have any disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

HJ Associates was engaged effective August 2, 2006. The new accountant was engaged for general audit and review services and not because of any particular transaction or accounting principle, or because of any disagreement with the former accountant.

                                  LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

The June 30, 2005 and 2004 financial statements included in the Prospectus have been audited by Rose, Snyder & Jacobs, a corporation of certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Our consolidated balance sheet as of June 30, 2006 and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended were audited by HJ Associates & Consultants, LLP as set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors'
(i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

             ANTI-TAKEOVER EFFECTS OF PROVISIONS OF NEVADA STATE LAW

We may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

                                  WARP 9, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 2006 AND 2005

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                    CONTENTS

                                                                            PAGE

Report of Independent Registered Public Accounting Firm ..............     F-2

Consolidated Balance Sheets............................................    F-3

Consolidated Statements of Operations.................................     F-4

Consolidated Statements of Changes in Shareholders Equity.............     F-5

Consolidated Statements of Cash Flows ................................     F-6

Notes to Consolidated Financial Statements ...........................     F-7


                        CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 2006

Consolidated Balance Sheets as of December 31, 2006 (unaudited).......    F-21

Consolidated Statements of Operations for the Three and Six
Months ended December 31, 2006 and 2005 (unaudited)...................    F-22

Consolidated Statements of Cash Flows for the Six Months
ended December 31, 2006 and 2005 (unaudited)..........................    F-23

Notes to Condensed Consolidated Financial Statements
(unaudited)...........................................................    F-24

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Roaming Messenger, Inc.
Santa Barbara, California

We have audited the consolidated balance sheet of Roaming Messenger, Inc. and Subsidiary as of June 30, 2006, and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Roaming Messenger, Inc. and Subsidiary as of June 30, 2006, and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations since inception. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                  /s/ HJ Associates & Consultants, LLP
                                      -------------------------
                                      HJ Associates & Consultants, LLP
                                      Salt Lake City, Utah
                                      September 27, 2006

ROSE, SNYDER & JACOBS

A CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Roaming Messenger, Inc.

We  have  audited  the  accompanying   consolidated  statements  of  operations,
shareholders' deficit and cash flows of Roaming Messenger, Inc. (a Nevada Corporation) and Subsidiary for the year ended June 30, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Roaming Messenger, Inc. and Subsidiary for the year ended June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has suffered recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                            /s/Rose, Snyder & Jacobs
                               A Corporation of Certified Public Accountants Encino, California
                               September 16, 2005

                                      F-2A

                     ROAMING MESSENGER, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 2006

                                     ASSETS

           CURRENT ASSETS
                Cash and Cash Equivalents                                                        $       387,180
                Accounts Receivable, net                                                                 161,070
                Prepaid and Other Current Assets                                                          23,891
                                                                                                 -----------------
           TOTAL CURRENT ASSETS                                                                          572,141
                                                                                                 -----------------

           PROPERTY & EQUIPMENT, at cost
               Furniture, Fixtures & Equipment                                                            89,485
               Computer Equipment                                                                        498,544
               Commerce Server                                                                            50,000
               Computer Software                                                                           8,478
                                                                                                 -----------------
                                                                                                         646,507
                Less accumulated depreciation                                                           (399,101)
                                                                                                 -----------------
                   NET PROPERTY AND EQUIPMENT                                                            247,406
                                                                                                 -----------------

           OTHER ASSETS
                 Lease Deposit                                                                             9,749
                 Restricted Cash                                                                          93,000
                 Internet Domain, net                                                                      1,404
                 Loan Costs                                                                              177,917
                                                                                                 -----------------
                   TOTAL OTHER ASSETS                                                                    282,070
                                                                                                 -----------------

                   TOTAL ASSETS                                                                  $     1,101,617
                                                                                                 =================

                                 LIABILITIES AND SHAREHOLDERS' DEFICIT

           CURRENT LIABILITIES
                 Accounts Payable                                                                $       171,492
                 Credit Cards Payable                                                                     86,219
                 Accrued expenses                                                                        394,071
                 Bank Line of Credit                                                                         342
                 Deferred Income                                                                          61,333
                 Note Payable                                                                             25,000
                 Customer Deposit                                                                         35,808
                 Derivative Liability-Debenture                                                          598,805
                 Capitalized Leases, Current Portion                                                      47,245
                                                                                                 -----------------
                   TOTAL CURRENT LIABILITIES                                                           1,420,315
                                                                                                 -----------------

           LONG TERM LIABILITIES
                 Convertible Debenture, net of Beneficial Conversion Feature                             879,236
                 Capitalized Leases                                                                       61,565
                                                                                                 -----------------
                   TOTAL LONG-TERM LIABILITIES                                                           940,801
                                                                                                 -----------------
                   TOTAL LIABILIITIES                                                                  2,361,116
                                                                                                 -----------------
           SHAREHOLDERS' DEFICIT
                 Common stock, $0.001 par value;
                 495,000,000 authorized shares;
                 189,803,146 shares issued and outstanding                                               189,803
                 Additional paid in capital                                                            5,886,360
                 Accumulated deficit                                                                  (7,335,662)
                                                                                                 -----------------
                   TOTAL SHAREHOLDERS'  DEFICIT                                                       (1,259,499)
                                                                                                 -----------------

                   TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                   $     1,101,617
                                                                                                 =================


The accompanying notes are an integral part of these financial statements

                     ROAMING MESSENGER, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                          FOR THE YEARS ENDED JUNE 30,

                                                                       ------------  -------------
                                                                          2006           2005
                                                                       ------------  -------------

 REVENUE                                                               $ 1,757,685    $ 1,184,212

 COST OF SERVICES                                                          441,189        399,265
                                                                       ------------  -------------

 GROSS PROFIT                                                            1,316,496        784,947

 OPERATING EXPENSES
   Selling, general and administrative expenses                          2,925,889      2,735,890
   Research and development                                                427,036        397,205
   Depreciation and amortization                                            92,602        113,775
                                                                       ------------  -------------

 TOTAL OPERATING EXPENSES                                                3,445,527      3,246,870
                                                                       ------------  -------------

 LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSES)                    (2,129,031)    (2,461,923)

 OTHER INCOME/(EXPENSE)
   Gain on Settlement                                                       24,000              -
   Interest and Other Income                                                65,733          9,258
   Interest Expense                                                       (125,054)       (26,435)
                                                                       ------------  -------------

                                                                           (35,321)       (17,177)
                                                                       ------------  -------------

 LOSS FROM OPERATIONS BEFORE PROVISION FOR TAXES                        (2,164,352)    (2,479,100)

 PROVISION FOR INCOME TAXES                                                      -              -
                                                                       ------------  -------------

 NET LOSS                                                               (2,164,352)    (2,479,100)
                                                                       ============  =============


 BASIC AND DILUTED LOSS PER SHARE                                      $     (0.01)  $      (0.01)
                                                                       ============  =============

 WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
       BASIC AND DILUTED                                               184,846,599    174,247,486
                                                                       ============  =============


   The accompanying notes are an integral part of these financial statements

                     ROAMING MESSENGER, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT
                       FOR THE YEAR ENDED JUNE 30, 2006

                                                                                     Additional
                                                                       Common        Paid-in       Accumulated
                                                     Shares            Stock         Capital        Deficit          Total
                                                -----------------   ------------   -----------   -------------   --------------
    Balance, June 30, 2004                           172,399,614       $172,400    $3,871,738    $ (2,692,210)   $   1,351,928

    Issuance of common stock, note 6                   8,407,477          8,407       949,308               -          957,716

    Issuance of warrants, note 7                                                      129,020                          129,020

    Net loss                                                   -              -             -      (2,479,100)      (2,479,100)
                                                -----------------   ------------   -----------   -------------   --------------

    Balance, June 30, 2005                           180,807,091    $   180,807    $4,950,066    $ (5,171,310)   $     (40,437)

    Issuance of common stock, note 6
    Convertible debenture                              3,271,881          3,272        56,728                           60,000

    Issuance of common stock, note 6                   4,579,174          4,579       282,568                          287,147
    Stock issued for cash

    Issuance of common stock, note 6
    Stock issued for services                          1,145,000          1,145       135,205                          136,350

    Warrant Compensation                                                               16,828                           16,828

    Discount on convertible debenture                                                 300,000                          300,000

    Option Compensation, net                                                          144,965                          144,965

    Net Loss                                                                                       (2,164,352)      (2,164,352)
                                                -----------------   ------------   -----------   -------------   --------------

    Balance, June 30, 2006                           189,803,146    $   189,803    $5,886,360    $ (7,335,662)   $  (1,259,499)
                                                =================   ============   ===========   =============   ==============


The accompanying notes are an integral part of these financial statements

                     ROAMING MESSENGER, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                       June 30
                                                                               2006            2005
                                                                          ----------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                    (2,164,352)     (2,479,100)
  Adjustment to reconcile net loss to net cash
   used in operating activities
  Depreciation and amortization                                                   68,048         111,877
  Issuance of common shares and warrants for  services                           136,350         459,482
  Gain on Settlement                                                             (24,000)              -
  Beneficial conversion feature                                                  300,000               -
  Amortization of loan costs                                                      24,583               -
  Cost of warrant and stock options recognized                                   161,793               -
  Derivative expense                                                             590,830               -
  Beneficial conversion feature                                                 (260,764)
    (Increase) Decrease in:
    Accounts receivable                                                           17,659         (62,322)
    Prepaid and other assets                                                      (1,525)        (14,043)
    Increase (Decrease) in:
    Accounts payable                                                              49,847          96,752
    Accrued expenses                                                              32,116          (1,838)
    Deferred Income                                                               34,666          26,667
    Other liabilities                                                             (3,625)        185,327
                                                                          ----------------  --------------

        NET CASH USED IN OPERATING ACTIVITIES                                 (1,038,374)     (1,677,198)
                                                                          ----------------  --------------

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Restricted Cash                                                                      -         (93,000)
  Purchase of property and equipment                                             (61,143)        (58,603)
                                                                          ----------------  --------------
        NET CASH USED IN INVESTING ACTIVITIES                                    (61,143)       (151,603)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment on note payable                                                         (5,000)         (9,500)
  Payments on capitalized leases                                                 (30,821)        (46,526)
  Proceeds from line of credit                                                       342
  Proceeds from Convertible Debenture, net                                       997,500               -
  Proceeds from issuance of common stock, net of cost                            287,147         627,254
                                                                          ----------------  --------------

        NET CASH PROVIDED BY FINANCING ACTIVITIES                              1,249,168         571,228
                                                                          ----------------  --------------

        NET INCREASE IN CASH                                                     149,651      (1,257,573)


CASH, BEGINNING OF PERIOD                                                        237,529       1,495,102
                                                                          ----------------  --------------

CASH, END OF PERIOD                                                              387,180         237,529
                                                                          ================  ==============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Interest paid                                                                   41,169          18,580
                                                                          ================  ==============
  Taxes paid                                                                       1,600              63
                                                                          ================  ==============

   SUPPLEMENTAL SCHEDULE OF NON-CASH TRANSACTIONS During the year ended June 30, 2006, the Company received a $24,000 settlement due to a law suit; during the year ended June 30, 2006 and 2005, the Company purchased $19,796 and $107,467 of equipment under capital leases respectively. During the year ended June 30, 2006 the Company converted $60,000 of the principal balance of the convertible debenture in exchange for 3,271,881 shares of common stock.


The accompanying notes are an integral part of these financial statements

                     ROAMING MESSENGER, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2006 AND 2005

1. ORGANIZATION

Roaming Messenger, Inc., formerly known as Latinocare Management Corporation ("LMC), originally known as JNS Marketing, Inc. was incorporated in Colorado in 1983, and then reincorporated in Nevada.

On April 1, 2003, LMC a publicly traded company, entered into a Plan and Agreement of Reorganization which resulted in Warp 9, Inc. ("Warp 9") becoming a wholly-owned subsidiary of LMC. In connection with the transaction, all officers and directors of LMC resigned and were replaced by the management team and directors of Warp 9. Subsequently, LMC was renamed to Roaming Messenger Inc. by the new board of directors. Although from a legal perspective, Roaming Messenger, Inc. acquired Warp 9, Inc., the transaction is viewed as a recapitalization of Warp 9, Inc., accompanied by an issuance of stock by Warp 9, Inc. to the shareholders of Roaming Messenger, Inc. This is because Roaming Messenger, Inc. did not have operations immediately prior to the transaction, and following the transaction, Warp 9, Inc. was the operating company.

Warp 9, Inc. is a provider of e-commerce platforms and services for the catalog and retail industry. Its suite of software platforms is designed to help online retailers maximize the Internet channel by applying advanced technologies for online catalogs, e-mail marketing campaigns, and interactive visual merchandising. Offered on a fully managed Software-as-a-Service model, Warp 9 products allow customers to focus on their core business, rather than technical implementations. Warp 9, Inc. was incorporated in the state of Delaware, under the name of eCommerceland, on August 27, 1999. The Company, based in Goleta, California, began operations October 1, 1999. Prior to October 1, 1999, the Company was operated as WARP 9 Technologies, LLC ("LLC"), a California limited liability company. LLC was merged with and into eCommerceland effective at its close of business, September 30, 1999, and on December 21, 2000 changed its name to Warp 9, Inc. For accounting and reporting purposes, the "merger" was considered a continuation of the same business, under a different type of entity. The operations and ownership of Warp 9, Inc. were substantially the same as LLC. The Company's primary source of income is service of their Warp 9 contracts, which relates to fully hosted web based e-commerce software products.

On August 24, 2006, the Company's board of directors and majority of shareholders voted to change the name of the Company from Roaming Messenger, Inc. to Warp 9, Inc. to reflect a new strategic plan of focusing primarily on the business of the Company's wholly owned subsidiary, Warp 9, Inc. The Company anticipates that it will be able to effectuate the name change in October 2006.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                                  GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company's losses and negative cash flows from operations raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusion. The Company has funded its operation through the sale of its common stock through private offerings and equity financing, as discussed in note 6. Management believes, but there is no assurance, that the Company will obtain the additional working capital that it needs through the sale of its Common Stock. The Company has incurred operating deficits since inception, which are expected to continue until its business model is fully developed.

                     ROAMING MESSENGER, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2006 AND 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                               ACCOUNTS RECEIVABLE

The Company extends credit to its customers, who are located primarily in California. Accounts receivable are customer obligations due under normal trade terms. The Company performs continuing credit evaluations of its customers' financial condition. Management reviews accounts receivable on a regular basis, based on contracted terms and how recently payments have been received to determine if any such amounts will potentially be uncollected. The Company includes any balances that are determined to be uncollectible in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off.

                               REVENUE RECOGNITION

The Company recognizes income when the service is provided or when product is delivered. We present revenue, net of customer incentives. Most of the income is generated from monthly fees from clients who subscribe to the Company's fully hosted web based e-commerce products on terms averaging twelve months. Unless terminated accordingly with prior written notice, the agreements automatically renew for another term.

We provide online marketing services that we purchase from third parties. The gross revenue presented in our statement of operations is in accordance with EITF No. 99-19.

We also offer professional services such as development services. The fees for development services constitute a separate unit of accounting in accordance with EITF No. 00-21, and are recognized as the work is performed.

Upfront fees for development services or other customer services are deferred until certain implementation or contractual milestones have been achieved. Deferred income for the fiscal year ended, June 30, 2006, was $61,333.

For the fiscal year ended, June 30, 2006, monthly fee from web products and associated service fees account for 42% of the Company's total revenues, professional services account for 32% and the remaining 26% of total revenues are from resale of third party products and services.

For the fiscal year ended, June 30, 2005, monthly fee from web products and associated service fees account for 55% of the Company's total revenues, professional services account for 23% and the remaining 22% of total revenues are from resale of third party products and services.

                                  RETURN POLICY

On all service offerings such as web based e-commerce products there are no returns. Monthly fees are assessed and revenue is recognized at the end of every month, after service has been provided. Some higher paying customers may have service level agreements where we guarantee system uptime such as 99.9% of the time per month. If we fall below the agreed upon level of uptime, we shall credit one day of service fee for each hour our system is down up to a maximum of one monthly fee. This guarantee only covers downtime as a result of failure in the Company's hardware, software or gross negligence. Historical, the Company has not had to issue any credits for such returns.

                                 COST OF REVENUE

Cost of revenue includes the direct costs of operating the Company's network, including telecommunications charges and third party internet marketing charges.

                            RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred. Total research and development costs were $427,036 and $397,205 for the years ended June 30, 2006 and 2005, respectively.

                            CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                     ROAMING MESSENGER, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2006 AND 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                                USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Significant estimates made in preparing these financial statements include the allowance for doubtful accounts, the estimate of useful lives of property and equipment, the deferred tax valuation allowance, and the fair value of stock options and warrants. Actual results could differ from those estimates.

                       FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates their fair value, due to the relatively short maturity of these instruments. As of June 30, 2006 and 2005, the Company's capital lease obligations and notes payable have stated borrowing rates that are consistent with those currently available to the Company and, accordingly, the Company believes the carrying value of these debt instruments approximates their fair value.

                             PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, and are depreciated or amortized using the straight-line method over the following estimated useful lives:

 Furniture, fixtures & equipment                                    7 Years
 Computer equipment                                                 5 Years
 Commerce server                                                    5 Years
 Computer software                                              3 - 5 Years
 Leasehold improvements                                 Length of the lease


Property and equipment assets leased under capitalized leases with an original cost of $218,179 and $199,418 at June 30, 2006 and 2005, respectively. Amortization of assets under capitalized leases is included in depreciation and amortization expense. During the years ended June 30, 2006 and 2005, additions to fixed assets through capitalized leases totaled $19,796 and $107,467, respectively.

During the year ended June 30, 2005, the Company vacated its premises on 6144 Calle Real in Santa Barbara. The Company recorded an expense for $23,485, representing the cost of the remaining related leasehold improvements,

                   CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company operates in a single industry segment. The Company markets its services to companies and individuals in many industries and geographic locations. The Company's operations are subject to rapid technological advancement and intense competition in the telecommunications industry.

Accounts receivable represent financial instruments with potential credit risk. The Company typically offers its customers credit terms. The Company makes periodic evaluations of the credit worthiness of its enterprise customers and other than obtaining deposits pursuant to its policies, it generally does not require collateral. In the event of nonpayment, the Company has the ability to terminate services.

                                ADVERTISING COSTS

The Company expenses the cost of advertising and promotional materials when incurred. Total advertising costs were $50,751 and $53,147 for the years ended June 30, 2006 and 2005, respectively.

                     ROAMING MESSENGER, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2006 AND 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                            STOCK-BASED COMPENSATION

As of June 30, 2006, the Company adopted Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" (FAS) No. 123R, that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The statement eliminates the ability to account for share-based compensation transactions, as we formerly did, using the intrinsic value method as prescribed by Accounting Principles Board, or APB, Opinion No. 25, "Accounting for Stock Issued to Employees," and generally requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in our statement of income. The adoption of (FAS) No. 123R by the Company had no material impact on the statement of income.

The Company adopted FAS 123R using the modified prospective method which requires the application of the accounting standard as of June 30, 2006. Our financial statements as of and for the year ended June 30, 2006 reflect the impact of adopting FAS 123R. In accordance with the modified prospective method, the financial statements for prior periods have not been restated to reflect, and do not include, the impact of FAS 123R.

Stock-based compensation expense recognized during the period is based on the value of the portion of stock-based payment awards that is ultimately expected to vest. Stock-based compensation expense recognized in the consolidated statement of operations during the year ended June 30, 2006, included compensation expense for the stock-based payment awards granted prior to, but not yet vested, as of June 30, 2006 based on the grant date fair value estimated in accordance with the pro forma provisions of FAS 148, and compensation expense for the stock-based payment awards granted subsequent to June 30, 2006, based on the grant date fair value estimated in accordance with FAS 123R. As stock-based compensation expense recognized in the statement of income for the year ended June 30, 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. FAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In the pro forma information required under FAS 148 for the periods prior to the year ended June 30, 2006, we accounted for forfeitures as they occurred. The stock-based compensation expense recognized in the consolidated statement of operations during the year ended June 30, 2006 is $159,545.

                                                            Year Ended          Year Ended
                                                             6/30/2006          6/30/2005
                                                        -----------------   ----------------
 Net loss as reported                                   $    (2,164,352)    $   (2,479,100)

 Add:  Stock-based employee compensation                              -                  -
 expense included in net reported loss
 Deduct:  Stock based employee                                        -            (13,839)
 compensation expense determined under fair value
 based method for all awards
                                                        -----------------   ----------------
 Pro forma net loss                                     $    (2,164,352)    $   (2,492,939)
                                                        =================   ================


 Basic and diluted pro forma loss per share
        As reported                                     $         (0.01)    $        (0.01)
                                                        =================   ================
        Proforma                                        $         (0.01)    $        (0.01)
                                                        =================   ================

                     ROAMING MESSENGER, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2006 AND 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                               NET LOSS PER SHARE

Net loss per common share is computed using the weighted average number of common shares outstanding during the periods presented. Options to purchase shares of the Company's stock under its stock option plan and warrants may have a dilutive effect on the Company's earnings per share in the future but are not included in the calculation for 2006 and 2005 because they have an antidilutive effect in these periods.

                                  INCOME TAXES

The Company uses the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. The measurement of deferred tax assets and liabilities is based on provisions of applicable tax law. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance based on the amount of tax benefits that, based on available evidence, is not expected to be realized.

                          NEW ACCOUNTING PRONOUNCEMENTS

In May 2003,  the FASB issued SFAS No. 150,  "Accounting  for Certain  Financial
Instruments with Characteristics of both Liabilities and Equity" which is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. The adoption of SFAS No. 150 did not have a material effect on the financial statements of the Company.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4." SFAS No. 151 seeks to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) in the determination of inventory carrying costs. The statement requires such costs to be treated as a current period expense. This statement is effective for the company on July 2, 2006. The company does not believe the adoption of SFAS No. 151 will have a material impact on its financial statements.

In December 2004, the Financial Accounting Standards Board ("FASB") issued revised Statement 123R, "Share-Based Payment," to be effective for annual periods beginning after December 15, 2005 for Roaming Messenger, Inc. Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense in the income statement. The cost is recognized over the requisite service period based on fair values measured on grant dates. The new standard may be adopted using either the modified prospective transition method or the modified retrospective method. We are currently evaluating our share-based employee compensation programs, the potential impact of this statement on our consolidated financial position and results of operations, and the alternative adoption methods.

In December 2004, the Financial Accounting Standards Board issued two FASB Staff Positions - FSP FAS 109-1, Application of FASB Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

In March 2005, the SEC released Staff Accounting Bulletin No. 107, "Share-Based Payment" ("SAB 107"), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff's views regarding valuation of

                     ROAMING MESSENGER, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2006 AND 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                    NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. Management is currently evaluating the impact SAB 107 will have on our financial statements.

In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"). FIN 47 provides guidance relating to the identification of and financial reporting for legal obligations to perform an asset retirement activity. The Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective no later than the end of fiscal years ending after December 15, 2005. The Company will adopt FIN 47 beginning the first quarter of fiscal year 2006 and does not believe the adoption will have a material impact on its financial position or results of operations or cash flows.

In May 2005, the FASB issued FASB Statement No. 154, "Accounting Changes and Error Corrections." This new standard replaces APB Opinion No. 20, "Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements," and represents another step in the FASB's goal to converge its standards with those issued by the IASB. Among other changes, Statement 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. Statement 154 also provides that (1) a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a "restatement." The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005 . The Company has evaluated the impact of the adoption of Statement 154 and does not believe the impact will be significant to the Company's overall results of operations or financial position.

3. OBLIGATIONS UNDER CAPITALIZED LEASES

                                                                      Year Ended
  Lessor         Description                                        6/30/2006
 -------------  ----------------------------------------------   --------------
 SBBT           Payable in monthly installments of $488
                  interest at 17%, matures in June, 2009.        $      17,028
 SBBT           Payable in monthly installments of $281
                  interest at 16%, matures in November, 2009             8,857
 SBBT           Payable in monthly installments of $726
                  interest at 17%, matures in August, 2009              21,140
 GE             Payable in monthly installments of $551
                  interest at 17%, matures in September, 2008           13,362
 GE             Payable in monthly installments of $1206
                  interest at 17%, matures in September, 2008           30,313
 Washoe/BofA    Payable in monthly installments of $1513,
                  interest at 6.8%, matures in April, 2007.             14,669
 GE             Payable in monthly installments of $710
                  interest at 12.8%, matures in October, 2006.           3,441
                                                                 --------------
                                                                       108,810
                Less current portion                                    47,245
                                                                 --------------
                Long-term portion of obligations under
                    capitalized leases                           $      61,565
                                                                 ==============

                     ROAMING MESSENGER, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2006 AND 2005

3. OBLIGATIONS UNDER CAPITALIZED LEASES (continued)

Minimum annual lease payments under capitalized lease obligations at June 30, 2006 are as follows:

                                        2007                         59,445
                                        2008                         39,036
                                        2009                         24,423
                                        2010                          8,718
                                                              --------------
                                                                    131,622

   Less amount representing Interest                                 22,812
                                                              --------------
                                                                    108,810

   Less current portion                                              47,245
                                                              --------------

   Long term portion of capitalized lease obligations              $ 61,565



4. NOTE PAYABLE

The Company has a note payable to a vendor in the amount of $50,000, bearing interest at 10%, with monthly interest payments only. The maturity date, which was originally October 15, 2001, was subsequently amended to March 15, 2002. The note was not paid off on its amended maturity date and is in default. At June 30, 2006, the outstanding principal amount on this note is $25,000. This note is secured by furniture of the Company. See note

5. DEFERRED TAX BENEFIT

At June 30,  2006 the  Company has  available  for federal and state  income tax
purposes,   cumulative  net  operating  loss   carryforwards   of  approximately
$5,700,000, which expire at dates that have not been determined.

The difference between the Company's effective income tax rate and the statutory federal rate for the year ended June 30, 2006 relates primarily to losses incurred for which no tax benefit was recognized, due to the uncertainty of realization. The valuation allowance was $2,503,490 at June 30, 2006, representing a net increase of $523,200 for the year ended June 30, 2006. Because of statutory "ownership changes" the amount of net operating losses which may be utilized in future years are subject to significant annual limitations.

A reconciliation of income tax expense that would result from applying the U.S. Federal and State rate of 40% to pre-tax income from continuing operations for the years ended June 30, 2006, with federal income tax expense presented in the financial statements is as follows.

                                                                  Year Ended
                                                                     2006
                                                              ----------------
    Income tax benefit computed
    at U.S. federal statutory rate (34%)                      $      (811,260)
    State income taxes, net of benefit federal taxes                 (143,163)
    Non deductible stock compensation                                 418,860
    R&D                                                                11,075
    Other                                                               1,260

    Less valuation allowance                                          523,228
                                                              ----------------

         Income tax expense                                   $             -
                                                              ================

                     ROAMING MESSENGER, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2006 AND 2005

5. DEFERRED TAX BENEFIT (continued)

The deferred income tax benefit at June 30, 2006 reflects the impact of temporary differences between the amounts of assets and liabilities recorded for financial reporting purposes and such amounts as measured in accordance with tax laws. The items, which comprise a significant portion of, deferred tax assets and liabilities are approximately as follows:

                                                                Year Ended
                                                                   2006
                                                            ----------------
   Deferred tax assets:
     NOL Carryover                                                2,284,000
     Deferred Income                                                 24,500
     R&D Credit                                                      94,900
     Officer salaries payable                                       110,890
     Depreciation                                                   (10,800)

   Less:  valuation allowance                                    (2,503,490)
                                                            ----------------

   Deferred income tax asset                                $             -
                                                            ================


6. CAPITAL STOCK

During the year ended, June 30, 2006, the Company issued 3,271,881 shares of common stock ranging from $0.0194 per share to $0.036 per share for the conversion of the debenture with a value of $60,000; 4,279,174 shares of common stock issued for cash consideration of $272,147; 300,000 shares of restricted common stock issued for cash of $15,000; 1,145,000 shares of common stock issued for services with a fair value of $136,350.

For the fiscal year ended, June 30, 2005, the Company issued 6,875,000 shares of restricted common stock for a net cash consideration of $627,254 as a result of a series of private offerings of common stock ranging from $0.08 per share to $0.10 per share as well as exercise of stock options. 1,532,477 shares of restricted common stock were also issued for $330,462 of services.

The common stock of Roaming Messenger, Inc. has a par value of $0.001, and 495,000,000 shares are authorized to be issued. The Company is also authorized to issue 5,000,000 shares of preferred stock with a par value of $0.001. The rights, preferences and privileges of the holders of the preferred stock will be determined by the Board of Directors prior to issuance of such shares.

At June 30, 2005, 22,225,000 shares of common stock were reserved for the issuance of common stock pursuant to the Stock Option Plan, and 838,500 were reserved for the issuance of common stock pursuant to outstanding warrants.

7. STOCK OPTIONS AND WARRANTS

In July 10, 2003, the Company adopted the Roaming Messenger, Inc. Stock Option Plan for Directors, Executive Officers, and Employees of and Key Consultants to Roaming Messenger, Inc. This Plan, may issue 25,000,000 shares of common stock. Options granted under the Plan could be either Incentive Options or Nonqualified Options, and are administered by the Company's Board of Directors. Each options may be exercisable in full or in installment and at such time as designated by the Board. Notwithstanding any other provision of the Plan or of any Option agreement, each option are to expire on the date specified in the Option agreement, which date are to be no later than the tenth anniversary of the date on which the Option was granted (fifth anniversary in the case of an Incentive Option granted to a greater-than-10% stockholder). The purchase price per share of the Common Stock under each Incentive Option are to be no less than the Fair Market Value of the Common Stock on the date the Option was granted (110% of the Fair Market Value in the case of a greater-than-10% stockholder).

                     ROAMING MESSENGER, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2006 AND 2005

7. STOCK OPTIONS AND WARRANTS (Continued)

The purchase price per share of the Common Stock under each Nonqualified Option were to be specified by the Board at the time the Option was granted, and could be less than, equal to or greater than the Fair Market Value of the shares of Common Stock on the date such Nonqualified Option was granted, but were to be no less than the par value of shares of Common Stock. The plan provided specific language as to the termination of options granted hereunder.

SFAS 123, Accounting for Stock-Based Compensation, requires pro forma information regarding net income (loss) using compensation that would have been incurred if the Company had accounted for its employee stock options under the fair value method of that statement. The Company also used the historical industry index to calculate volatility, since the Company's stock history did not represent the expected future volatility of the Company's common stock. The fair value of options granted was determined using the Black Schole method with the following assumptions:

                                              Year Ended           Year Ended
                                               6/30/2006           6/30/2005
                                           ----------------------------------
 Risk free interest rate                    3.21% - 4.82%       3.36% - 4.00%
 Stock volatility factor                     0.31 - 0.53         0.29 - 0.81
 Weighted average expected option life         4 years             4 years
 Expected dividend yield                         None                None


A summary of the Company's stock option activity and related information follows:

                                                   Year ended                     Year ended
                                                 June 30, 2006                  June 30, 2005
                                               ------------------------     -------------------------
                                                              Weighted                      Weighted
                                                               average                       average
                                                              exercise                      exercise
                                               Options          price         Options         price
                                               ---------      ---------     ---------        --------
 Outstanding -beginning of year                4,234,994         $ 0.11     8,297,494          $ 0.11
 Granted                                       1,200,000           0.12     3,500,000            0.12
 Exercised                                             -              -       275,000            0.08
 Forfeited                                       225,000           0.09     7,287,500            0.12
 Outstanding - end of year                     5,209,994         $ 0.11     4,234,994          $ 0.11
                                               =========      =========     =========        ========
 Exercisable at the end of year                2,632,494         $ 0.11       972,980          $ 0.09
                                               =========      =========     =========        ========
 Weighted average fair value of
  options granted during the year                                $ 0.12                        $ 0.12
                                                              =========                      ========

The Black Scholes option valuation model was developed for use in estimating the fair value of traded options, which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                     ROAMING MESSENGER, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2006 AND 2005

7. STOCK OPTIONS AND WARRANTS (Continued)

The weighted average remaining contractual life of options outstanding issued under the plan as of June 30, 2006 was as follows:

                                                               Weighted
                                                                Average
                                         Number of             remaining
                   Exercise               options             contractual
                    prices              outstanding           life (years)
                   --------             -------------         ------------
                    $ 0.07                    100,000            3.50
                    $ 0.08                  1,134,994            1.21
                    $ 0.10                  2,400,000            2.72
                    $ 0.13                    900,000            3.07
                    $ 0.17                    700,000            2.18


                                 STOCK WARRANTS

During the year ended June 30, 2006, Roaming Messenger, Inc. issued warrants for services valued at $16,828, to purchase shares of common stock of Roaming Messenger, Inc. These warrants became exercisable on their grant date. Warrants were granted as follows:

       Date                     Number of shares                 Maturity date             Exercise Price
 --------------------       ------------------------         -------------------           ---------------
 September 30, 2005                        163,500           September 30, 2007                   $ 0.10
 December 31, 2005                         321,000            December 31, 2007                   $ 0.10
 January 1, 2006                            75,000            December 31, 2007                   $ 0.10
 March 31, 2006                            375,000               March 31, 2008                   $ 0.10
                            -----------------------
 Total Granted                             934,500

On December 28, 2005, we consummated a securities purchase agreement with Cornell Capital Partners L.P. providing for the sale by us to Cornell of our 10% secured convertible debentures in the aggregate principal amount of $1,200,000. In connection with the sale of the convertible debenture, we also issued to Cornell five-year warrants to purchase 1,500,000, 4,000,000 and 4,000,000 shares of Common Stock at $0.08, $0.10 and $0.12, respectively.

At June 30, 2006, warrants to purchase 11,273,000 shares were outstanding.

8. LINE OF CREDIT

On August 11, 2005, the Company was approved for a $100,000 revolving line of credit from Bank of America at an interest of prime plus 4 percentage points. This line of credit is not secured by assets of the Company. The effective interest rate of the line of credit at June 30, 2006 was 12%. As of June 30, 2006, $342 was borrowed under this line of credit

9. CONVERTIBLE DEBENTURES

On December 28, 2005, we consummated a securities purchase agreement with Cornell Capital Partners L.P. providing for the sale by us to Cornell of our 10% secured convertible debentures in the aggregate principal amount of $1,200,000 of which the first installment of $400,000 was advanced immediately. The net amount of the first installment received by the Company was $295,500 after paying total fees of $92,500 which included legal, structuring, due diligence, commitment fees, and

                     ROAMING MESSENGER, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2006 AND 2005

9. CONVERTIBLE DEBENTURES (continued)

prior liability of $12,000. A beneficial conversion feature of $100,000, representing the value of the conversion feature in accordance to EITF 00-27 was recorded for the first installment. Under EITF 00-27, the Company records a beneficial conversion cost associated with the convertibility feature of the security that equals the value of any discount to market available at the time of conversion. This beneficial conversion cost is recorded at the time the convertible security is first issued and is amortized over the stated terms.

Holders of the debentures may convert at any time amounts outstanding under the debentures into shares of our common stock at a conversion price per share equal to the lesser of (i) $0.15 or (ii) 80% of the lowest volume weighted average price of our common stock during the five trading days immediately preceding the conversion date as quoted by Bloomberg, LP. Cornell has agreed not to short any of the shares of Common Stock. EITF 00-19 is applicable to debentures issued by the Company in instances where the number of shares into which a debenture can be converted is not fixed. For example, when a debenture converts at a discount to market based on the stock price on the date of conversion. In such instances, EITF 00-19 requires that the embedded conversion option of the convertible debentures be bifurcated from the host contract and recorded at their fair value. In accounting for derivatives under EITF 00-19, the Company records a liability representing the estimated present value of the conversion feature considering the historic volatility of the Company's stock, and a discount representing the imputed interest associated with the beneficial conversion feature. The discount is then amortized over the life of the debentures and the derivative liability is adjusted periodically according to stock price fluctuations. At the time of conversion, any remaining derivative liability is charged to additional paid-in capital. For purpose of determining derivative liability, the Company uses Black Scholes modeling for computing historic volatility.

We have the right to redeem a portion or all amounts outstanding under the debenture prior to the maturity date at a 20% redemption premium provided that the closing bid price of our common stock is less than $0.15. In addition, in the event of a redemption, we are required to issue to Cornell 50,000 shares of common stock for each $100,000 redeemed.

We also issued to Cornell five-year warrants to purchase 1,500,000, 4,000,000 and 4,000,000 shares of Common Stock at $0.08, $0.10 and $0.12 per share, respectively.

The second installment of $350,000 ($295,000 net of fees) was advanced on January 27, 2006. A beneficial conversion feature of $87,500 was incurred, representing the value of the conversion feature in accordance to EITF 00-27.

The last installment of $450,000 ($395,000 net of fees) was advanced on May 9, 2006, after the registration statement was declared effective by the Securities and Exchange Commission. A beneficial conversion feature of $112,500, representing the value of the conversion feature in accordance to EITF 00-27, was incurred at the receipt of this third installment.

The debentures mature on the third anniversary of the date of issuance, and the Company is not required to make any payments until the maturity dates. Interest is accrued at 10% per annum on the principal balance outstanding. At June 30, 2006, the outstanding balance of the debentures were $1,140,000, and the interest accrued was $43,280.

The convertible debenture is presented net of an unamortized discount of $260,764 at June 30, 2006. This discount will be amortized to interest expense over the stated term of the debenture.

                     ROAMING MESSENGER, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2006 AND 2005

10. CONCENTRATIONS

For the year ended June 30, 2006, the Company had two customers who represented approximately 34% of total revenue. For the year ended June 30, 2005, the Company had two customers who represented approximately 42% of total revenue.

Accounts receivable from two customers represented approximately 35% of total accounts receivable at June 30, 2006. Accounts receivable from two customers represented approximately 37% of total accounts receivable at June 30, 2005.

The Company has a concentration of credit risk for cash by maintaining deposits with banks, which may at a time exceed insured amounts. At June 30, 2006, the Company had $301,379 exceeding the amount insured by the U.S. Federal Deposit Insurance Corporation (FDIC).

11. RELATED PARTY TRANSACTIONS

On June 30, 2005, the Company issued 350,000 shares of common stock to Mr. Tom Djokovich for serving on the Company's Board of Directors through June 30, 2005. An expense of $56,000 was recorded in connection with the issuance of these shares.

12. COMMITMENTS AND CONTINGENCIES

                                OPERATING LEASES

The following is a schedule, by years, of future minimum rental payments required under operating leases for the facilities and equipment. The lease for one of the facilities expires in 2010. The following is a schedule of minimum lease payments for the next four years.

 YEARS ENDING               RENT PAYMENT          RENT INCOME
   JUNE 30,
 ------------               ------------          -----------
  2007                        $ 176,000              $ 29,000
  2008                        $ 109,000              $      -
  2009                        $ 108,000              $      -
  2010                        $ 109,000              $      -


Total lease expense for the years ended June 30, 2006 and 2005 was $164,161 and $193,708 respectively. The Company is also required to pay its pro rata share of taxes, building maintenance costs, and insurance in according to the lease agreement.

During the year ended June 30, 2005, the Company vacated its premises located at 6144 Calle Real, Santa Barbara, California. The lease expires in March 2007, therefore the Company is obligated to pay the rent under the terms of the lease. The Company is subleasing these premises at an agreed rent amount lower than the rent amount per the original lease, which will generate a total cumulative shortfall of $99,367 by the end of the lease. This shortfall has been recognized as an expense for the year ended June 30, 2005, and is included in the accrued expenses.

                             NOTE PAYABLE IN DEFAULT

The note payable has a default clause that allows the lender to assess late payment charges in the amount of 10% of the delinquency. Since the Company did not pay off the entire balance at its due date of March 15, 2002, the note is currently in default. At June 30, 2006, the outstanding principal amount on this note is $25,000. The Company has not accrued any delinquent charges.

                     ROAMING MESSENGER, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2006 AND 2005

12. COMMITMENTS AND CONTINGENCIES (continued)

                                 RESTRICTED CASH

The Company has restricted cash in the amount of $93,000. This restricted cash is used to collateralize a standby letter of credit in favor of the landlord as part of the Company's lease agreement for its current office space at 50 Castilian Dr. Santa Barbara, CA 93117. This cash amount is restricted until the lease expires on June 30, 2010 or when negotiated down.

                                  LEGAL MATTERS

The Company may be involved in legal actions and claims arising in the ordinary course of business, from time to time, none of which at the time are considered to be material to the Company's business or financial condition.

Furthermore, In February 2006, Jonathan Lei, our Chairman and Chief Executive Officer, and Bryan Crane, our then Vice President of Corporate Development, were indicted by a federal grand jury in Florida, alleging that they conspired to commit securities, mail and wire fraud in connection with an offer for private funding made to Roaming Messenger Inc. over a year ago, in February 2005, by a surreptitious investment fund formed by the Government. Specifically, the indictment alleges that Messrs. Lei and Crane conspired with government agents posing as fund managers to arrange for an illegal payment to be made to the fund managers as an inducement to that fund making an investment in the Company. We did not obtain any funding from the entity or the management company that were posing as prospective investors. The Company was not named in the indictment. The Company may be obligated to indemnify Mr. Lei and Mr. Crane for their defense costs in these cases in amounts to be determined. This indictment may have a material adverse impact on the financial position of the Company and its results of operations as result of (i) the possible defense costs to be incurred by the Company, (ii) possible departure of senior members of management and
(iii) possible damage to the Company's reputation.

13. SUBSEQUENT EVENT

On August 24, 2006, holders of 106,074,025 shares of the Company's common stock, or approximately 52.9% of the total issued and outstanding common stock of the Company, voted to change the name of the Company from Roaming Messenger, Inc. to Warp 9, Inc., by amending the Company's articles of incorporation. The Board of Directors of the Company voted unanimously to implement this shareholder action.

On September 18, 2006, Roaming Messenger, Inc. (the "Company") entered into an Exclusive Technology License Agreement (the "License Agreement") with Zingerang, Inc., a Nevada corporation ("Zingerang") pursuant to which the Company granted an exclusive (including to the exclusion of the Company), worldwide, sub-licensable, transferable, royalty-bearing right and license to make, have made, import, use, offer for sale, sell, reproduce, distribute, display, perform or otherwise exploit the Company's Roaming Messenger(R) technology, Roaming
Messenger(R) and eCapsule(R) trademarks, and patent application numbers 20060165030, 20060123396, and 20030110097 (the "License") for a period of ten years. In its sole and absolute discretion, Zingerang may extend the term of the License Agreement for additional ten year terms by providing written notice to the Company of such election within thirty (30) days prior to the expiration of the then current term. In consideration for granting the License to Zingerang, for each calendar quarter during the term of the License Agreement, the Company will receive an amount equal to Five Percent (5%) of Gross Sales, as that that term is defined in the License Agreement (the "Royalties") for such

                     ROAMING MESSENGER, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2006 AND 2005

13. SUBSEQUENT EVENT (continued)

period. The Company will also receive a one-time payment of $100,000 as a recoupable advance against Royalties. Zingerang may, at its sole and absolute discretion, pay to the Company, in lieu of ongoing Royalties, a one-time payment in an amount equal to $500,000 less amounts, not to exceed $50,000, incurred by Zingerang for legal and filing fees in connection with the continual prosecution of the Company's three (3) patent applications. Zingerang has the right to sublicense all or any portion of its rights under the License Agreement to sublicensees. In light of the Company granting the worldwide exclusive License to Zingerang, the Company has laid-off five engineering and marketing personnel who were previously engaged in the Roaming Messenger business.

On September 18, 2006, the Company subscribed to purchase 40,000,000 founders shares of the common stock of Zingerang for a purchase price of $0.00025 per share, representing a total purchase price of $10,000. Pursuant to its subscription agreement with Zingerang (the "Subscription Agreement"), the Company agreed that it would not sell or offer to sell any unregistered shares of Zingerang's common stock until a date two (2) years after a Registration Statement on Form SB-2 is filed by Zingerang and declared effective by the Securities and Exchange Commission (the "Lock-up Term"). Upon the expiration of the Lock-up Term, the Company will be entitled to piggyback registration rights. Zingerang has represented to the Company that this round of financing in which the Company is participating will include approximately 59,500,000 additional shares.

                           WARP 9, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2006
                                   (Unaudited)

                                     ASSETS

 CURRENT ASSETS
      Cash                                                        $     245,018
      Accounts Receivable, net                                          461,052
      Prepaid and Other Current Assets                                   17,936
                                                                  --------------
         TOTAL CURRENT ASSETS                                           724,006
                                                                  --------------

 PROPERTY & EQUIPMENT, at cost
      Furniture, Fixtures & Equipment                                    89,485
      Computer Equipment                                                499,970
      Commerce Server                                                    50,000
      Computer Software                                                   9,476
                                                                  --------------
                                                                        648,931
      Less Accumulated Depreciation                                    (445,480)
                                                                  --------------
         NET PROPERTY AND EQUIPMENT                                     203,451
                                                                  --------------

 OTHER ASSETS
      Lease Deposit                                                       9,749
      Restricted Cash                                                    93,000
      Internet Domain, net                                                1,319
      Investment-Zingerang                                               10,000
      Loan Costs                                                        144,167
                                                                  --------------
         TOTAL OTHER ASSETS                                             258,235
                                                                  --------------

                 TOTAL ASSETS                                     $   1,185,692
                                                                  ==============

      LIABILITIES AND SHAREHOLDERS' DEFICIT

 CURRENT LIABILITIES
      Accounts Payable                                            $     243,452
      Credit Cards Payable                                               90,880
      Accrued expenses                                                  447,431
      Bank Line of Credit                                                62,182
      Deferred Income                                                   136,000
      Note Payable                                                       19,000
      Customer Deposit                                                   41,033
      Derivative Liability-Debenture                                    494,084
      Capitalized Leases, Current Portion                                35,585
                                                                  --------------
         TOTAL CURRENT LIABILITIES                                    1,569,647
                                                                  --------------

 LONG TERM LIABILITIES
      Convertible Debenture                                             955,000
      Beneficial Conversion Feature                                    (201,906)
      Capitalized Leases                                                 47,736
                                                                  --------------
                 TOTAL  LIABILITIES                                     800,830
                                                                  --------------

 SHAREHOLDERS' DEFICIT
      Common stock, $0.001 par value;
      495,000,000 authorized shares;
      216,786,532 shares issued and outstanding                         216,786
      Additional paid in capital                                      6,181,921
      Accumulated deficit                                            (7,583,492)
                                                                  --------------
         TOTAL SHAREHOLDERS'  DEFICIT                                (1,184,785)
                                                                  --------------

                 TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT      $   1,185,692
                                                                  ==============

The accompanying notes are an integral part of these financial statements.

                           WARP 9, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Unaudited)

                                                                    Three           Three            Six             Six
                                                                 months ended    months ended    months ended    months ended
                                                                 December 31,    December 31,    December 31,    December 31,
                                                                    2006             2005            2006            2005
                                                                --------------  --------------- ---------------  --------------
REVENUE                                                         $     903,754   $      518,146  $    1,336,430   $     856,072

COST OF SERVICES                                                      210,432          159,332         306,171         266,386
                                                                --------------  --------------- ---------------  --------------

GROSS PROFIT                                                          693,322          358,814       1,030,259         589,686

OPERATING EXPENSES
  Selling, General and Administrative Expenses                        529,225          522,615       1,030,397       1,130,258
  Research and Development                                                  -          106,972         107,377         212,754
  Depreciation and Amortization                                        40,575           23,972          80,214          47,365
                                                                --------------  --------------- ---------------  --------------

TOTAL OPERATING EXPENSES                                              569,800          653,559       1,217,988       1,390,377
                                                                --------------  --------------- ---------------  --------------

INCOME (LOSS) FROM OPERATIONS BEFORE OTHER INCOME (EXPENSES)          123,522         (294,745)       (187,729)       (800,691)

OTHER INCOME/(EXPENSE)
   Interest Income                                                      1,119              763           3,334           1,779
   Other Income                                                        25,242            9,579          53,657          15,965
Interest Expense                                                      (41,507)        (111,359)       (117,092)       (121,627)
                                                                --------------  --------------- ---------------  --------------

TOTAL OTHER INCOME (EXPENSE)                                          (15,146)        (101,017)        (60,101)       (103,883)
                                                                --------------  --------------- ---------------  --------------

INCOME (LOSS) FROM OPERATIONS BEFORE PROVISION FOR TAXES              108,376         (395,762)       (247,830)       (904,574)

PROVISION FOR INCOME TAXES                                                  -                -               -               -
                                                                --------------  --------------- ---------------  --------------

NET INCOME (LOSS)                                                     108,376         (395,762)       (247,830)       (904,574)
                                                                ==============  =============== ===============  ==============


BASIC AND DILUTED LOSS PER SHARE                                $        0.00   $        (0.00) $        (0.00)  $       (0.00)
                                                                ==============  =============== ===============  ==============

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
      BASIC AND DILUTED                                           209,677,484      184,151,379     203,413,895     182,798,365
                                                                ==============  =============== ===============  ==============


The accompanying notes are an integral part of these financial statements.

                           WARP 9, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                              Six             Six
                                                                                          months ended    months ended
                                                                                          December 31,    December 31,
                                                                                              2006            2005
                                                                                         --------------- ---------------
  CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                             $     (247,830) $     (904,574)
    Adjustment to Reconcile Net Loss to Net Cash
    Used in Operating Activities
    Depreciation and Amortization                                                                46,379          47,508
    Issuance of Common Shares and Warrants for Services                                               -         125,943
    Conversion of Convertible Debenture                                                         185,000         100,000
    Conversion Feature Recorded as Interest Expense                                             (33,367)
    Amortization of Loan Costs                                                                   33,750               -
    Cost of Stock Options Recognized                                                             40,383               -
    Derivative Expense                                                                          (81,791)              -
     (Increase) Decrease in:
      Accounts Receivable                                                                      (299,982)        (95,705)
      Prepaid and Other Assets                                                                    6,041            (963)
     Increase (Decrease) in:
      Accounts Payable                                                                           71,960          52,127
      Accrued Expenses                                                                           53,360               -
      Deferred Income                                                                            74,667               -
      Other Liabilities                                                                           9,886          92,540
                                                                                         --------------- ---------------

  NET CASH USED IN OPERATING ACTIVITIES                                                        (141,544)       (583,124)
                                                                                         --------------- ---------------

  CASH FLOWS USED IN INVESTING ACTIVITIES:
    Purchase of Stock for Investment                                                            (10,000)              -
    Purchase of Property and Equipment                                                           (1,173)        (26,462)
                                                                                         --------------- ---------------
  NET CASH USED IN INVESTING ACTIVITIES                                                         (11,173)        (26,462)

  CASH FLOWS FROM FINANCING ACTIVITIES:
    Payment on Note Payable                                                                      (6,000)              -
    Payments on Capitalized Leases                                                              (45,285)        (27,133)
    Proceeds from Line of Credit                                                                 61,840          99,658
    Proceeds from Convertible Debenture                                                               -         295,500
    Proceeds from Issuance of Common Stock, Net of Cost                                               -         272,963
                                                                                         --------------- ---------------

  NET CASH PROVIDED BY FINANCING ACTIVITIES                                                      10,555         640,988
                                                                                         --------------- ---------------

  NET INCREASE (DECREASE) IN CASH                                                              (142,162)         31,402


  CASH, BEGINNING OF PERIOD                                                                     387,180         237,529
                                                                                         --------------- ---------------

  CASH, END OF PERIOD                                                                    $      245,018  $      268,931
                                                                                         =============== ===============

  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Interest Paid                                                                       $       12,884  $       21,627
                                                                                         =============== ===============
     Taxes Paid                                                                          $            -  $            -
                                                                                         =============== ===============
     Capitalized Lease Contracted                                                        $       19,796  $       19,796
                                                                                         =============== ===============

  SUPPLEMENTAL SCHEDULE OF NON-CASH TRANSACTIONS During the three months ended December 31, 2006, the Company issued 16,286,745 shares of common stock at a fair value of $90,000 for the convertible debenture. During the three months ended December 31, 2005, the Company purchased $19,796 of equipment under capital leases respectively.


The accompanying notes are an integral part of these financial statements.

                           WARP 9, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED
                                DECEMBER 31, 2006

1. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all normal recurring adjustments considered necessary for a fair presentation have been included. Operating results for the three month period ended December 31, 2006 are not necessarily indicative of the results that may be expected for the year ending June 30, 2007. For further information refer to the financial statements and footnotes thereto included in the Company's Form 10K-SB for the year ended June 30, 2006.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Warp 9, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

                                  GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company's losses and negative cash flows from operations raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusion.

                            STOCK-BASED COMPENSATION

As of June 30, 2006, the Company adopted Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" (FAS) No. 123R, that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The statement eliminates the ability to account for share-based compensation transactions, as we formerly did, using the intrinsic value method as prescribed by Accounting Principles Board, or APB, Opinion No. 25, "Accounting for Stock Issued to Employees," and generally requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in our statement of income. The adoption of (FAS) No. 123R by the Company had no material impact on the statement of income.

The Company adopted FAS 123R using the modified prospective method which requires the application of the accounting standard as of June 30, 2006. Our financial statements as of and for the three and six months ended December 31, 2006 reflect the impact of adopting FAS 123R. In accordance with the modified prospective method, the financial statements for prior periods have not been restated to reflect, and do not include, the impact of FAS 123R.

                           WARP 9, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED
                                DECEMBER 31, 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                      STOCK-BASED COMPENSATION (CONTINUED)

Stock-based compensation expense recognized during the period is based on the value of the portion of stock-based payment awards that is ultimately expected to vest. Stock-based compensation expense recognized in the consolidated statement of operations during the three and six months ended December 31, 2006, included compensation expense for the stock-based payment awards granted prior to, but not yet vested, as of December 31, 2006 based on the grant date fair value estimated in accordance with the pro forma provisions of FAS 148, and compensation expense for the stock-based payment awards granted subsequent to December 31, 2006, based on the grant date fair value estimated in accordance with FAS 123R. As stock-based compensation expense recognized in the statement of income for the three and six months ended December 31, 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures, FAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In the pro forma information required under FAS 148 for the periods prior to the year ended June 30, 2006, we accounted for forfeitures as they occurred. The stock-based compensation expense recognized in the consolidated statement of operations during the six months ended December 31, 2006 is $40,383.

                                                                                2006              2005
                                                                           ----------------  ----------------
  Net loss as reported                                                     $      (247,830)  $      (904,574)
  Add:  Stock based employee compensation expense                                        -                 -
   included in net reported loss, net of related tax effect
  Deduct:  Stock based employee compensation expense                                     -           (40,346)
   determined under fair value based method for all awards,
   net of related tax effect
                                                                           ----------------  ----------------

  Pro forma net loss                                                       $      (247,830)  $      (944,920)
                                                                           ================  ================

  Basic and diluted pro forma loss per share
        As reported                                                        $         (0.00)   $        (0.00)
                                                                           ================  ================
        Pro forma                                                          $         (0.00)   $        (0.01)
                                                                           ================  ================


3. CAPITAL STOCK

At December 31, 2006, the Company's authorized stock consists of 495,000,000 shares of common stock, par value $0.001 per share. The Company is also authorized to issue 5,000,000 shares of preferred stock with a par value of $0.001. The rights, preferences and privileges of the holders of the preferred stock will be determined by the Board of Directors prior to issuance of such shares. During the six months ended December 31, 2006, the Company issued 26,983,386 shares of common stock ranging from $0.0046 per share to $0.0078 per share for the conversion of the debenture with a value of $185,000.

                           WARP 9, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED
                                DECEMBER 31, 2006

4. CONVERTIBLE DEBENTURES

On December 28, 2005, we consummated a securities purchase agreement with Cornell Capital Partners L.P. providing for the sale by us to Cornell of our 10% secured convertible debentures in the aggregate principal amount of $1,200,000 of which the first installment of $400,000 was advanced immediately. The net amount of the first installment received by the Company was $295,500 after paying total fees of $92,500 which included legal, structuring, due diligence, commitment fees, and prior liability of $12,000. An interest expense of $100,000, representing the value of the conversion feature in accordance to EITF 00-27 was recorded for the first installment. Under EITF 00-27, the Company records a beneficial conversion cost associated with the convertibility feature of the security that equals the value of any discount to market available at the time of conversion. This beneficial conversion cost is recorded at the time the convertible security is first issued and is amortized over the stated terms.

Holders of the debentures may convert at any time amounts outstanding under the debentures into shares of our common stock at a conversion price per share equal to the lesser of (i) $0.15 or (ii) 80% of the lowest volume weighted average price of our common stock during the five trading days immediately preceding the conversion date as quoted by Bloomberg, LP. Cornell has agreed not to short any of the shares of Common Stock. EITF 00-19 is applicable to debentures issued by the Company in instances where the number of shares into which a debenture can be converted is not fixed. For example, when a debenture converts at a discount to market based on the stock price on the date of conversion. In such instances, EITF 00-19 requires that the embedded conversion option of the convertible debentures be bifurcated from the host contract and recorded at their fair value. In accounting for derivatives under EITF 00-19, the Company records a liability representing the estimated present value of the conversion feature considering the historic volatility of the Company's stock, and a discount representing the imputed interest associated with the beneficial conversion feature. The discount is then amortized over the life of the debentures and the derivative liability is adjusted periodically according to stock price fluctuations. At the time of conversion, any remaining derivative liability is charged to additional paid-in capital. For purpose of determining derivative liability, the Company uses Black Scholes modeling for computing historic volatility.

We have the right to redeem a portion or all amounts outstanding under the debenture prior to the maturity date at a 20% redemption premium provided that the closing bid price of our common stock is less than $0.15. In addition, in the event of redemption, we are required to issue to Cornell 50,000 shares of common stock for each $100,000 redeemed.

We also issued to Cornell five-year warrants to purchase 1,500,000, 4,000,000 and 4,000,000 shares of Common Stock at $0.08, $0.10 and $0.12 per share, respectively. These warrants are being accounted for as equity instruments.

                           WARP 9, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED
                                DECEMBER 31, 2006

4. CONVERTIBLE DEBENTURES (Continued)

The second installment of $350,000 ($295,000 net of fees) was advanced on January 27, 2006. An interest expense of $87,500 was incurred, representing the value of the conversion feature in accordance to EITF 00-27.

The last installment of $450,000 ($395,000 net of fees) was advanced on May 9, 2006, after the registration statement was declared effective by the Securities and Exchange Commission. An interest expense of $112,500, representing the value of the conversion feature in accordance to EITF 00-27, was incurred at the receipt of this first installment.

The debentures mature on the third anniversary of the date of issuance, and the Company is not required to make any payments until the maturity dates. Interest is accrued at 10% per annum on the principal balance outstanding. At December 31, 2006, the outstanding balance of the debentures were $955,000 and the interest accrued was $94,221.

5. RELATED PARTY TRANSACTIONS

On January 16, 2007, Mr. Harinder Dhillon, the Company's President exercised his option to purchase 8,650,000 of the Company's common stock. The options were personal holdings which were granted by Mr. Jon Lei, a 10% or larger shareholder of the Company.

6. LITIGATION SETTLEMENT

On December 21, 2006, the Company entered into a satisfactory settlement agreement with the plaintiff in a lawsuit and the case was dismissed with prejudice and a mutual general release of all claims. A one time expense of $42,694 was incurred for related legal fees and settlement cost.

7. SUBSEQUENT EVENT

On February 1, 2007, the Company issued 10,000,000 shares of common stock at $0.005 per share for the conversion of the Cornell debenture with an outstanding balance reduction of $50,000.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

LIMITATION OF LIABILITY: INDEMNIFICATION

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors'
(i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by Roaming Messenger, Inc. in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

  Securities and Exchange Commission Registration Fee               $   595
  Accounting Fees and Expenses                                      $10,000*
  Legal Fees and Expenses                                           $40,000*
  Total                                                             $50,595
                                                                    =======


*ESTIMATED

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On April 8, 2003, Warp 9, Inc. consummated a transaction, pursuant to which shareholders of Warp 9 Inc. exchanged their shares for shares in Roaming Messenger, Inc., with Warp 9, Inc. surviving as a wholly-owned subsidiary of Roaming Messenger, Inc. This transaction was recorded as a recapitalization followed by the issuance of shares by Warp 9, Inc. to the shareholders of Roaming Messenger, Inc. Prior to the recapitalization transaction, Roaming Messenger, Inc. was not an operating company, and its assets consisted principally of cash of approximately $100,000, offset by the same amount of liabilities. Under the terms of the transaction, Roaming Messenger, Inc. issued 131,026,173 shares of Roaming Messenger, Inc. common stock to the former shareholders of Warp 9, Inc. in exchange for all the outstanding shares of Warp 9, Inc. (12.5 shares of Roaming Messenger, Inc. for every share of Warp 9, Inc.). The transaction was consummated in two phases with the first issuance of 122,620,910 shares on April 8, 2003, and 8,405,263 shares on June 30, 2003.

After the recapitalization, options granted under the Warp 9 Inc. Employee Stock option plan were cancelled and new options were issued under a new Roaming Messenger Inc. Employee Stock Option Plan (effective July 10, 2003) to employees in amounts consistent with their Warp 9 options. The Roaming Messenger options have the same aggregate exercise price as the Warp 9 options. Most stock options became fully vested on grant date, while others mirrored the same vesting periods as the Warp 9 Inc. options. The Roaming Messenger Inc. stock options are presented at June 30, 2003 even though the effective date was July 10, 2003.

From April 2003 through October 2003, the Company issued and sold 2,704,263 shares of common stock at a price of $0.08 per share for aggregate gross proceeds of $216,341. The shares were issued to 6 accredited investors in transactions exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

From April 2003 through October 2003, the Company issued and sold 2,704,263 shares of common stock at a price of $0.08 per share for aggregate gross proceeds of $216,341. The shares were issued to 6 accredited investors in transactions exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

From May 2003 through August 2003, the Company issued and sold 1,202,500 shares of common stock, at a price of $0.08 per share to 3 consultants for services valued at $96,200. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

From October 2003 through January 2004, the Company issued and sold 2,017,500 shares of common stock at a price of $0.08 per share for aggregate gross proceeds of $161,400. The shares were issued to 7 accredited investors in transactions exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

In December 2003, the Company issued 150,000 shares of common stock to 4 employees as bonuses. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

From August 2003 through April 2004, the Company issued and sold 13,181,027 shares of common stock for aggregate consideration of $1,096,415 to foreign investors pursuant to Regulation S.

In February 2004, Roaming Messenger, Inc. issued and sold 1,500,000 shares of common stock at a price of $0.16 per share for aggregate gross proceeds of $240,400. The shares were issued to 7 accredited investors in transactions exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

From December 2003 through June 2004, the Company issued and sold 497,750 shares of common stock for aggregate consideration of $89,048 to foreign investors pursuant to Regulation S.

In October 2003 through January 2004, the Company issued 530,000 shares of common stock at a price of $0.08 per share to 3 consultants for services. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In February 2004, the Company issued 1,875,000 shares of common stock upon the exercise of employee options. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In March 2004, the Company issued 600,000 shares of common stock upon the exercise of a warrant. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In April 2004, the Company issued 525,000 shares of common stock upon the exercise of an employee option. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In March 2004, the Company issued and sold 1,500,061 shares of common stock at a price of $0.35 per share for aggregate gross proceeds of $525,000. The shares were issued to 3 accredited investors in transactions exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

In April 2004, the Company issued and sold 420,000 shares of common stock at price of $0.50 per share for aggregate gross proceeds of $210,000. The shares were issued to an accredited investor in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

In August 2004, the Company issued 125,000 shares of common stock upon the exercise of an employee option. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In November 2004, the Company issued and sold 10,000 shares of common stock at a price of $0.50 per share to a consultant for services. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In December 2004, the Company issued 150,000 shares of common stock upon the exercise of an employee option. In January 2005, the Company issued and sold 155,000 shares of common stock at a price of $0.30 per share to a consultant for services. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In February 2005, the Company issued and sold 272,589 shares of common stock at a price of $0.26 per share to a consultant for services. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In March 2005, the Company issued and sold 624,000 shares of common stock at a price of $0.20 per share to two consultants for services. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On March 28, 2005, the Company issued and sold 5,000,000 shares of common stock at a price of $0.10 per share for aggregate gross proceeds of $500,000. The shares were issued to an accredited investor in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

In April 2005, the Company issued and sold 1,600,000 shares of common stock at a price of $0.10 per share for aggregate gross proceeds of $160,000. The shares were issued to 9 accredited investors in transactions exempt under Rule 506 of Regulation D ("Regulation D") promulgated under Section 4(2) of the Securities Act of 1933, as amended.

On June 30, 2005 and July 1, 2005, Roaming Messenger issued 470,888 and 400,000 shares of common stock, respectively at $0.16 per share for consulting services. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In August 2005, Roaming Messenger issued 420,000 shares of common stock $0.16 per share for consulting services. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In September 2005, Roaming Messenger issued and sold 640,000 shares of common stock at a price of $0.06 per share for aggregate gross proceeds of $40,000 to Wings Fund Inc. The shares were issued in a transaction exempt under Regulation
D. In October 2005, Roaming Messenger issued 250,000 shares of common stock at $0.10 per share for consulting services. These shares were issued pursuant to
Section 4(2) of the Securities Act of 1933, as amended.

In October 2005, Roaming Messenger issued and sold 1,580,611 shares of common stock at a price of $0.06 per share for aggregate gross proceeds of $98,000 to Wings Fund Inc. The shares were issued in a transaction exempt under Regulation
D. In December 2005, Roaming Messenger issued 250,000 shares of common stock at $0.10 per share for consulting services. These shares were issued pursuant to
Section 4(2) of the Securities Act of 1933, as amended.

In  December  2005,   Roaming  Messenger  issued  and  sold  300,000  shares  of unregistered common stock at a price of $0.05 per share for aggregate gross proceeds of $15,000. The shares were issued to 2 accredited investors in transactions exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

In December 2005, Roaming Messenger issued and sold 2,058,563 shares of common stock at a price of $0.07 per share for aggregate gross proceeds of $134,147 to Wings Fund Inc. The shares were issued in a transaction exempt under Regulation
D. On December 28, 2005, Roaming Messenger sold $400,000 in principal amount convertible debentures to one accredited investor. It also issued to the same investor five-year warrants to purchase 1,500,000, 4,000,000 and 4,000,000 shares of Common Stock at $0.08, $0.10 and $0.12, respectively. The securities were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

In January 2006, Roaming Messenger issued 75,000 shares of common stock to a business development consultant for services performed. The stock was valued at $0.07. The securities were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

In February 2006, Roaming Messenger issued 400,000 shares of common stock to an entity in payment of a $32,000 payable. The securities were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

During the 3-months period ended March 31, 2006, the Company issued two-year warrants to purchase 321,000 shares of Common Stock at $0.10, to a business development consultant.

During the 3-month period ended June 30, 2006, the Company issued 3,271,881 shares of common stock ranging from $0.0194 per share to $0.036 per share to Cornell Capital Partners, LLP for the conversion of $60,000 of principal balance of the $1,200,000 debenture issued to Cornell in December 2005. The shares were issued in a transaction exempt under Regulation D.

During the three months ended September 30, 2006, the Company issued 10,696,641 shares of common stock ranging from $0.0088 per share to $0.0092 per share for the conversion of the debenture with an outstanding balance reduction of $95,000. The shares were issued in a transaction exempt under Regulation D.

During the three months ended December 31, 2006, the Company issued 16,286,745 shares of common stock ranging from $0.0046 per share to $0.0078 per share for the conversion of the Cornell debenture with an outstanding balance reduction of $90,000. The shares were issued in a transaction exempt under Regulation D.

During the three months ended December 31, 2006, the Company granted 14,531,500 stock options to various employees and new members of management at an exercise price of $0.01 per share.

ITEM 27. EXHIBITS

  Exhibit  Description

  3.1      Articles of Incorporation (1)
  3.2      Bylaws (1)
  4.1      Specimen Certificate for Common Stock (1)
  4.2      Non-Qualified Employee Stock Option Plan (2)
  4.3      Convertible Debenture dated December 28, 2005 (3)
  4.4      Form of $0.08 Warrant (3)
  4.5      Form of $0.10 Warrant (3)
  4.6      Form of $0.12 Warrant (3)
  5.1      Opinion of Sichenzia Ross Friedman Ference LLP(4)
  10.1 First Agreement and Plan of Reorganization between Latinocare Management Corporation, a Nevada corporation, and Warp 9, Inc., a Delaware corporation (5)
  10.2 Second Agreement and Plan of Reorganization between Latinocare Management Corporation, a Nevada corporation, and Warp 9, Inc., a Delaware corporation (5)
  10.3     Exchange Agreement and Representations for shareholders of Warp 9,
           Inc.(5)
  10.4 Securities Purchase Agreement dated as of March 28, 2005 between Roaming Messenger, Inc. and Wings Fund, Inc.(7)
  10.5 Periodic Equity Investment Agreement dated as of March 28, 2005 between Roaming Messenger, Inc. and Wings Fund, Inc.(7)
  10.6 Registration Rights Agreement dated as of March 28, 2005 between Roaming Messenger, Inc. and Wings Fund, Inc.(6)
  10.7 Securities Purchase Agreement dated December 28, 2005 between the Company and Cornell Capital Partners LLP (3)
  10.8     Investor Registration Rights Agreement dated December 28, 2005 (3)
  10.9 Insider Pledge and Escrow Agreement dated December 28, 2005 by and among the Company, Cornell and David Gonzalez as escrow agent (3)
  10.10    Security Agreement dated December 28, 2005 by and between the
           Company and Cornell (3)
  10.10 Escrow Agreement Dated December 28, 2005 by and among the Company, Cornell and David Gonzalez, as Escrow Agent (3)
  10.12    Irrevocable Transfer Agent Instructions (3)
  10.13    Exclusive Technology License Agreement, dated September 18, 2006 (8)
  10.14    Subscription Agreement with Zingerang Inc., dated September 18, 2006
           (8)
  10.15    Stock  Option  Agreement  for  Harinder  Dhillon*
  10.16    Stock  Option  Agreement for Louie  Ucciferri*
  10.17    Stock Option Agreement for Kin Ng*
  10.18    Consulting  Agreement for Louie Ucciferri*
  10.19    Consulting  Agreement for Kin  Ng*
  23.1     Consent of Sichenzia Ross Friedman Ference LLP (included in exhibit
           5.1)
  23.2     Consent of Rose, Snyder & Jacobs*
  23.3     Consent of HJ Associates & Consultants, LLP*
  24.1     Power of Attorney (included on signature page II-6)*
 --------------------------
*  Filed herewith

(1) Incorporated by reference from the exhibits included with the Company's prior Report on Form 10-KSB filed with the Securities and Exchange Commission, dated March 31, 2003.

(2) Incorporated by reference from the exhibits included in the Company's Information Statement filed with the Securities and Exchange Commission, dated August 1, 2003.

(3) Incorporated by reference from the exhibits included in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2005.

(4) Incorporated by reference to the registration statement on Form SB-2 filed on May 3, 2005

(5) Incorporated by reference from the exhibits included with the Company's prior Report on Form SC 14F1 filed with the Securities and Exchange Commission, dated April 8, 2003.

(6) Incorporated by reference from the exhibits included with the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission, dated May 30, 2003.

(7) Incorporated by reference to exhibits filed with the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission dated March 30, 2005.

(8) Incorporated by reference to exhibits filed with the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission dated September 22, 2005.

ITEM 28. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes to:

         (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

         (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

         (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, California, on this 13th day of March, 2007.

                                                 WARP 9, INC.

                                             By: /s/ Louie Ucciferri
                                                 --------------------------
                                                     Louie Ucciferri
                                                     Chairman


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louie Ucciferri his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

  SIGNATURE               TITLE                                    DATE



  /s/ Louie Ucciferri     Chairman and Acting Chief             March 13, 2007
                          Financial Officer (principal
                          financial and accounting officer)




  /s/ Harinder Dhillon    President and Chief Executive         March 13, 2007
                          Officer, Director
                          (principal executive officer)




  /s/ Kin Ng              Director                              March 13, 2007